UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

AMERISAFE, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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2026

PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AMERISAFE®

FROM OUR Chairman of the Board

April 24, 2026

Dear AMERISAFE Shareholder:

You are cordially invited to attend the annual meeting of shareholders of AMERISAFE, Inc. The meeting will be held on Wednesday, June 10, 2026, beginning at 9:00 a.m. CDT at our corporate headquarters, which are located at 2301 Highway 190 West in DeRidder, Louisiana 70634.

Information about the meeting, including the nominees for election as directors and the other proposals to be considered is presented in the following notice of annual meeting and proxy statement. At the end of the meeting, management will conduct a question and answer period.

We hope that you will attend the annual meeting. It is important that your shares be represented. Accordingly, please vote using the internet or telephone procedures described on the proxy card or sign, date and promptly mail the enclosed proxy card in the enclosed pre-addressed, postage-paid envelope.

We look forward to seeing you at the meeting on June 10th.

Sincerely,

Jared A. Morris Chairman

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on June 10, 2026

The 2026 annual meeting of shareholders (the "Annual Meeting") of AMERISAFE, Inc. (the “Company”) will be held on June 10, 2026, beginning at 9:00 a.m. CDT at the Company’s corporate headquarters, which are located at 2301 Highway 190 West in DeRidder, Louisiana 70634. The Annual Meeting will be held for the following purposes:

1.
to elect the three director nominees listed in the accompanying proxy statement to serve until the Company's 2029 annual meeting of shareholders;
2.
to conduct an advisory vote to approve the Company's compensation of its named executive officers;
3.
to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026;
4.
to approve an amendment to the Company's Certificate of Formation to provide for officer exculpation;
5.
to approve amendments to the Company's Certificate of Formation to make technical and conforming changes; and
6.
to transact such other business as may properly come before the meeting.

Information concerning the matters to be voted upon at the Annual Meeting is set forth in the accompanying proxy statement. Also enclosed is the Company’s annual report for the year ended December 31, 2025. Holders of record of the Company’s common stock as of the close of business on April 16, 2026 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Kathryn H. Shirley
Executive Vice President, Chief Administrative Officer and Secretary

DeRidder, Louisiana

April 24, 2026

IMPORTANT

Whether or not you plan to attend the Annual Meeting in person, please submit your proxy and voting instructions using the internet or telephone procedures described on the proxy card or by signing, dating, and promptly returning the enclosed proxy card in the pre-addressed, postage-paid envelope.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be

Held on June 10, 2026

This notice and proxy statement and the 2025 annual report are available at www.proxyvote.com

AMERISAFE, Inc.

2301 Highway 190 West

DeRidder, Louisiana 70634

PROXY STATEMENT

This proxy statement provides information in connection with the solicitation of proxies by the Board of Directors (the “Board”) of AMERISAFE, Inc. (the “Company”) for use at the Company’s 2026 annual meeting of shareholders or any postponement or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held on June 10, 2026 at 9:00 a.m. CDT at the Company's corporate headquarters, which are located at 2301 Highway 190 West in DeRidder, Louisiana 70634. This proxy statement also provides information you will need in order to consider and act upon the matters specified in the accompanying notice of the Annual Meeting. The notice of the Annual Meeting, this proxy statement and the enclosed proxy card are being mailed to shareholders on or about April 27, 2026.

Information about the Annual Meeting

Who is entitled to attend and vote at the Annual Meeting?

Record holders of the Company’s common stock as of the close of business on the record date, April 16, 2026, are entitled to notice of, and to vote at, the Annual Meeting. Each record holder of the Company's common stock on the record date is entitled to one vote at the Annual Meeting for each share of the Company's common stock held. As of April 16, 2026, there were 18,703,771 shares of the Company's common stock outstanding. If you plan to attend the Annual Meeting in person, please bring a proper identification (such as a driver's license or passport) and, if you own shares of our common stock held in "street name", please also bring acceptable proof of ownership, which is either an account statement or a letter from your bank, broker, trustee, or other nominee confirming that you beneficially owned shares of the Company's common stock as of the record date, April 16, 2026.

How do I submit my proxy and voting instructions?

Your shares will not be voted unless you are present at the Annual Meeting or you have properly submitted your proxy. You can submit your proxy and voting instructions in one of three convenient ways:

•
by internet: visit the website shown on your proxy card and follow the instructions;
•
by telephone: dial the toll-free number shown on your proxy card and follow the instructions; or
•
by mail: sign, date, and return the enclosed proxy card in the enclosed pre-addressed, postage paid envelope.

Can I revoke my proxy and voting instructions?

You may revoke your proxy at any time prior to the vote at the Annual Meeting by:

•
delivering a written notice revoking your proxy to the Company’s Secretary at the address above;
•
delivering a new proxy bearing a date after the date of the proxy being revoked; or
•
voting in person at the Annual Meeting.

How does the Board recommend I vote on each proposal?

Unless revoked as described above, all properly submitted proxies will be voted at the Annual Meeting in accordance with your voting instructions. If a properly executed proxy card gives no specific instructions, the shares of our common stock represented by your proxy will be voted in accordance with the Board's recommendation for each proposal, which is as follows:

•
FOR the election of the three director nominees named herein to serve until the Company's 2029 annual meeting of shareholders;
•
FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement;

•
FOR the ratification of the appointment of Ernst & Young LLP ("E&Y") as the Company’s independent registered public accounting firm for 2026;
•
FOR the approval of an amendment to the Company's Certificate of Formation (the "Certificate of Formation") to provide for officer exculpation;
•
FOR the approval of amendments to the Certificate of Formation to make technical and conforming changes; and
•
at the discretion of the proxy holders with regard to any other matter that is properly presented at the Annual Meeting.

Do brokers have discretion to vote my shares if I do not instruct them how to vote?

If you own shares of our common stock held in “street name” and you do not instruct your broker how to vote your shares using the instructions your broker provides to you, your shares may be voted on the ratification of the appointment of E&Y as the Company’s independent registered public accounting firm for 2026, but not for any other proposal. To be sure your shares are voted in the manner you desire, you should instruct your broker how to vote your shares.

What is the quorum required to transact business at the Annual Meeting?

Holders of a majority of the outstanding shares of the Company’s common stock must be present, either in person or by proxy, to constitute a quorum necessary to conduct the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

What vote is required to approve each of the proposals at the Annual Meeting? How will Abstentions and broker non-votes be treated?

The following table sets forth the voting requirements, whether brokers have the discretion to vote and the treatment of abstentions and broker non-votes for each of the matters to be voted on at the Annual Meeting.

Proposal		Vote Necessary to Approve Proposal	Broker Discretionary Voting Allowed?	Treatment of Abstentions/Withheld Votes and Broker Non-Votes
No. 1 -	Election of the three director nominees	Plurality (1)	No	Withheld votes and broker non-votes are not considered votes cast and will have no effect
No. 2 -	Advisory vote to approve the Company's compensation of its named executive officers	Affirmative vote of the holders of a majority of the shares of our common stock entitled to vote on the matter and present, in person or by proxy, at the Annual Meeting	No	Abstentions will have the effect of a vote cast against the matter and broker non-votes will have no effect

No. 3 -	Ratification of the appointment of E&Y as the Company's independent registered public accounting firm for 2026	Affirmative vote of the holders of a majority of the shares of our common stock entitled to vote on the matter and present, in person or by proxy at the Annual Meeting	Yes	Abstentions will have the effect of a vote cast against the matter and no broker non-votes are expected

Proposal		Vote Necessary to Approve Proposal	Broker Discretionary Voting Allowed?	Treatment of Abstentions/Withheld Votes and Broker Non-Votes
No. 4 -	Approval of amendment to the Certificate of Formation to provide for officer exculpation	Affirmative vote of the holders of at least two-thirds of our outstanding shares entitled to vote on the matter	No	Abstentions and broker non-votes will have the effect of a vote cast against the matter

No. 5 -	Approval of amendments to the Certificate of Formation to make technical and conforming changes	Affirmative vote of the holders of at least two-thirds of our outstanding shares entitled to vote on the matter	No	Abstentions and broker non-votes will have the effect of a vote cast against the matter

(1) Each director nominee that receives more votes cast "for" his or her election than "withheld" will be elected to the Board; provided however, that pursuant to the Company's director resignation policy, any director nominee who receives a greater number of votes "withheld" than votes cast "for" his or her election is required to submit his or her resignation.

Who pays for soliciting proxies?

The Company pays the costs of soliciting proxies. We have engaged Georgeson, Inc. to serve as our proxy solicitor for the Annual Meeting at a base fee of $11,000 plus reimbursement of reasonable expenses. Georgeson will conduct our broker search, solicit proxy and voting instructions for banks, brokers, institutional investors and hedge funds, monitor voting and deliver executed proxy cards to our voting tabulator. Our employees also may solicit proxies by telephone or in person. However, they will not receive additional compensation for soliciting proxies. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of these proxy materials to the beneficial holders and to request voting instructions. The Company may reimburse these persons for their related expenses. Proxies are solicited to provide all record holders of the Company’s common stock an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting in person.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, the three director nominees listed below will be elected to serve three-year terms expiring at our annual meeting of shareholders in 2029. This section of the proxy statement contains information relating to the director nominees and the directors whose terms of office continue after the Annual Meeting. The director nominees were recommended by the Nominating and Corporate Governance Committee of the Board, (the "NCG Committee") and approved by the Board for submission to the Company's shareholders. The director nominees for election at the Annual Meeting are Michael J. Brown, G. Janelle Frost and Sean M Traynor, each of whom currently serves as a director. In the unanticipated event that any director nominee is unable to or unwilling to serve as a candidate for director, the persons named as proxies on your proxy card will vote your shares of our common stock for a substitute candidate nominated by the Board, unless otherwise directed.

See the table on page 2 of this proxy statement for the applicable voting standard and the treatment of withhold votes and broker non-votes.

The Board recommends a vote “FOR” the election of each of the director nominees.

Nominees to be elected for terms expiring at the Company's 2029 Annual Meeting

MICHAEL J. BROWN
Age 62, has served as a director of the Company since November 2014

Mr. Brown is the Chief Operating Officer and Director of DMMS Holdings, LLC. He was President of Regional Banking for First Horizon from July 2020, when First Horizon completed its merger with IberiaBank Corp., until his retirement on December 31, 2021. From September 2009 until July 2020, Mr. Brown was the Vice Chairman and Chief Operating Officer of IberiaBank Corp., managing IberiaBank’s retail and commercial banking operations. From 2001 to 2009, Mr. Brown served as Senior Executive Vice President of IberiaBank Corp. Prior to joining IberiaBank in 1999, Mr. Brown was a managing director with Bank One Capital Markets. Mr. Brown previously served as a director of Red River Bancshares, Inc., a NASDAQ-listed bank holding company, from January 2024 to November 2025.

Mr. Brown serves as Chair of the Compensation Committee and is a member of the Audit Committee. Mr. Brown’s experience in the financial services industry in a number of the Company’s key markets makes him well qualified to serve as a director of the Company and enables him to serve on the Audit Committee as an “audit committee financial expert” as defined by the U.S. Securities and Exchange Commission ("SEC") rules.

G. JANELLE FROST
Age 55, has served as a Director since April 2016

Ms. Frost has served as the Company’s Chief Executive Officer since April 2015, President since September 2013 and interim Principal Financial Officer since November 2025. Prior to becoming Chief Executive Officer, Ms. Frost served as Chief Operating Officer from May 2013 to April 2015. She served as Executive Vice President and Chief Financial Officer from November 2008 to April 2013 and Controller from May 2004 to November 2008. Ms. Frost has served as a director of the National Council on Compensation Insurance since May 2023 and Ms. Frost has served as a Director of the Federal Reserve Bank of Atlanta since January 2025. Ms. Frost is the former chair of the board of directors of the New Orleans Branch of the Federal Reserve Bank of Atlanta. She has been employed with the Company since 1992.

Ms. Frost’s over 30 years of experience with the Company and her numerous roles with the Company gives her in-depth knowledge of the Company’s business and insurance industry. Her tenure with the Company provides valuable insight about operational and strategic matters impacting the Company.

SEAN M. TRAYNOR
Age 57, has served as a director of the Company since March 2020

Mr. Traynor is currently a general partner of Welsh, Carson, Anderson & Stowe, a private equity investment firm that he joined in March 1999. Mr. Traynor has served as a director for InnovAge Holding Corp., a NASDAQ-listed healthcare company, since January 2026 and previously from 2015 to 2023. He has served as a director of Managed Markets Insights and Technology, LLC, a private consulting company servicing pharmaceutical clients, since 2018. Mr. Traynor previously served as a director for Universal American Financial Corporation, a NYSE-listed health insurer from 2007 to 2016, and K2M, Inc., a provider of medical products from 2010 to 2018. Mr. Traynor previously served as a director for the Company from 2001 until 2013.

Mr. Traynor serves as a member of the Compensation Committee. Mr. Traynor has strong expertise in the insurance and healthcare industries through his role at Welsh, Carson, Anderson & Stowe, which invests in companies in both industries. Mr. Traynor’s experience with companies in these industries provides valuable insight to the Board regarding industry trends that affect the Company.

Current Directors whose terms expire at the Company's 2027 Annual Meeting

PHILIP A. GARCIA
Age 69, has served as a director of the Company since 2010

Mr. Garcia served as executive vice president and chief financial officer of the Erie Insurance Group, a NASDAQ-listed property and casualty insurance company, from 1997 until he retired in April 2009, and in various other roles with Erie from 1981 to 1997. Mr. Garcia was a director of Donegal Group Inc., a NASDAQ-listed property and casualty insurance company, from December 2009 to May 2011.

Mr. Garcia serves as Chair of the Audit Committee and is a member of the Compensation Committee. He possesses a strong background in financial, accounting and investment management with a publicly traded property and casualty insurance company, as evidenced by his prior positions. He brings substantial experience in the insurance industry to the Board, including a strategic understanding of the operations of a property and casualty insurance company, as well as an understanding of the challenges facing our industry. He is also an inactive certified public accountant ("CPA"). His experience enables him to serve on the Audit Committee as an “audit committee financial expert” as defined by SEC rules. Mr. Garcia earned his CERT Certificate through NACD by completing the Cyber-Risk Oversight Program in the fall of 2023.

RANDALL E. ROACH
Age 75, has served as a director of the Company since March 2007

Mr. Roach is an attorney and served as the Mayor of Lake Charles, Louisiana from 2000 until 2017. Prior to his tenure as Mayor, he served as a member of the Louisiana House of Representatives from 1988 to 1995, including service as Chairman of the House Natural Resources Committee from 1994 to 1995. As a practicing attorney, Mr. Roach focused on real estate, commercial law, and trusts and estate planning. In addition, Mr. Roach previously served as a director of The First National Bank of Louisiana, a private community bank, and its bank holding company, Financial Corporation of Louisiana.

       Mr. Roach serves as Chair of the NCG Committee and is a member of the Audit Committee. Mr. Roach’s experience as an attorney and as an elected government official brings valuable insight to the Board given that the Company operates in a highly regulated industry. Mr. Roach’s background as an attorney, legislator and government official is particularly helpful in his role as chair of the NCG Committee.

Current Directors whose terms expire at the Company's 2028 Annual Meeting

TERI G. FONTENOT
Age 72, has served as a director of the Company since January 2016

Ms. Fontenot served as Chief Financial Officer and Executive Vice President of Woman’s Hospital in Baton Rouge, Louisiana from 1992 to 1996 and President and Chief Executive Officer from 1996 until her retirement in March 2019. Upon her retirement, Ms. Fontenot was named Chief Executive Officer Emeritus of Woman's Hospital. From 2011 to 2013, Ms. Fontenot served on the American Hospital Association Board and was the chair in 2012. Ms. Fontenot has served as a director for AMN Healthcare Services, Inc. a NYSE-listed healthcare staffing provider, since September 2019 and Bitcoin Depot Inc., a NASDAQ-listed Bitcoin ATM provider, since July 2024. She also serves as audit committee chair of each of AMN Healthcare Services, Inc. and Bitcoin Depot Inc. Ms. Fontenot previously served as a director for LHC Group, Inc., a NASDAQ-listed national provider of in-home health care services, from March 2019 until its acquisition in February 2023 and Landauer, Inc., a NYSE-listed provider of medical services and medical products, from September 2016 until its acquisition in October 2017.

Ms. Fontenot serves as a member of the Audit Committee and the NCG Committee. Ms. Fontenot brings to the Board substantial experience as a former chief executive officer and chief financial officer of various healthcare institutions and as chair of an insurance provider for over ten years. Her experience in the healthcare and insurance industries provide her with valuable insight into the issues affecting the Company and our policyholders. She is also an inactive CPA. This experience enables her to serve on the Audit Committee as an “audit committee financial expert” as defined by SEC rules.

BILLY B. GREER
Age 61, has served as a director of the Company since March 2022

Mr. Greer is Managing Director for PGIM Capital, a division of Prudential Financial, a position he has held since 2012, where he manages the Atlanta corporate finance office and oversees private placement financing activity for their U.S. Southeastern territory. From 2004 until 2011 Mr. Greer served as Senior Vice President of PGIM and Vice President from 1999 until 2004. Mr. Greer previously served as a vice president of Bank of America from 1993 to 1997 and began his career at Arthur Andersen and Bank United. He is also an inactive CPA.

Mr. Greer serves as a member of the Compensation Committee and the NCG Committee. Mr. Greer possesses deep expertise in the areas of investment management, business development and asset administration, which enhances the Board's capabilities with respect to oversight of our investment portfolio.

JARED A. MORRIS
Age 51, has served as a director of the Company since 2005

Mr. Morris served as our lead director from November 2012 until he was appointed Chairman of the Board in April 2016. Since 2002, he has been an officer and a principal owner of Marine One Acceptance Corporation which is a specialty finance company. Since 2002, he has also served as an officer of Dumont Management Group, LLC, a privately held company that provides management services to various affiliated finance and investment companies.

Mr. Morris serves as our Chairman of the Board and Risk Committee Chair and is a member of the Audit Committee, Compensation Committee, and NCG Committee. During his tenure, he has taken a lead role in developing and maintaining the Company’s corporate governance policies and practices. His experience and training in financial and credit management, as well as business investment, enhances the Board’s oversight of strategic planning. His experience enables him to serve on the Audit Committee as an "audit committee financial expert" as defined by SEC rules.

PROPOSAL 2

ADVISORY VOTE TO APPROVE THE COMPANY’S COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), we are submitting the compensation of our named executive officers as disclosed in this proxy statement to our shareholders for an advisory vote (commonly referred to as a "say-on-pay" vote). Our Board has adopted a policy to hold annual advisory votes on executive compensation each year, and our next such advisory vote is expected to occur at our 2027 annual meeting of shareholders.

We encourage shareholders to review the information regarding our compensation practices and decisions as described below under the heading “Compensation Discussion and Analysis.” We seek to offer our employees, including our named executive officers, a competitive pay package that rewards individual contributions, performance and experience with our Company, while aligning the interests of our executive officers and other key employees with those of the Company’s shareholders. The Compensation Committee sets compensation in this manner to help ensure that our compensation practices do not put the Company at a disadvantage in attracting and retaining executives and other employees, while also helping to ensure a competitive cost structure for our Company.

The vote on this proposal is not intended to address any specific element of compensation. Rather, the vote relates to the compensation of our named executive officers, as described under the headings “Compensation Discussion and Analysis” and “Executive Compensation” in this proxy statement. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee. However, the Compensation Committee expects to consider the outcome of this advisory vote in evaluating whether any actions are appropriate with respect to our compensation programs for our named executive officers.

We are asking shareholders to approve the following resolution:

"RESOLVED, that the shareholders approve the compensation of the company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, compensation tables and any related material disclosed in this proxy statement."

See the table on page 2 of this proxy statement for the applicable voting standard and the treatment of abstentions and broker non-votes.

The Board recommends a vote “FOR” the approval of the compensation of our named executive officers.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF

ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026

E&Y served as the Company's independent registered public accounting firm for 2025 and the Audit Committee has appointed E&Y as the Company’s independent registered public accounting firm for 2026. The Audit Committee will continue to annually review the appointment of the independent registered public accounting firm. The Board is asking shareholders to ratify this appointment. SEC regulations and the NASDAQ rules require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee. However, the Board considers the selection of an independent registered public accounting firm to be an important matter to shareholders. Accordingly, the Board considers a proposal for shareholders to ratify this appointment to be an opportunity for shareholders to provide input to the Audit Committee and the Board on a key corporate governance issue.

If shareholders do not ratify this appointment, the Audit Committee will reconsider the appointment although it may determine the independent registered public accounting firm should continue. Further, even if shareholders ratify the appointment, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it believes such appointment is in the best interests of the Company and the shareholders.

Representatives of E&Y are expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions. For additional information regarding our independent registered public accounting firm, see “Independent Public Accountants.”

See the table on page 2 of this proxy statement for the applicable voting standard and the treatment of abstentions and broker non-votes.

The Board recommends a vote “FOR” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm.

PROPOSAL 4

APPROVal of AMENDMENT TO OUR CERTIFICATE OF FORMATION

TO PROVIDE FOR OFFICER EXCULPATION

Background

Current Article XIV of the Certificate of Formation contains a provision eliminating the personal liability of our directors for monetary damages with respect to any acts or omissions in the performance of his or her duties as a director of the Company, consistent with the Texas Business Organizations Code (the "TBOC"). Texas recently amended Section 7.001(b) of the TBOC to allow a Texas corporation to include a similar provision in its certification of formation to eliminate the personal liability of officers for an act or omission in the performance of his or her duties as an officer of a corporation in certain circumstances. As further described below, we are asking our shareholders to approve an amendment to our Certificate of Formation to provide for officer exculpation to the fullest extent permitted by the TBOC, similar to our existing ability to exculpate directors (the "Officer Exculpation Amendment").

Description of the Officer Exculpation Amendment

As now permitted by the TBOC, we propose to amend Article XIV of our Certificate of Formation to read in its entirety as follows (additions are indicated by underlining and deletions are indicated by strike-outs):

article ~~XIV~~xiii

no monetary liability of directors or officers to shareholders

To the fullest extent permitted by the TBOC, as the same may be amended from time to time, or any other applicable laws presently or hereafter in effect, no Director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a Director or officer of the Corporation. If the TBOC is hereafter amended to authorize, with the approval of a corporation's shareholders, further elimination of the liability of a corporation's directors or officers for or with respect to any acts or omissions in the performance of their duties as directors or officers of a corporation, then a Director or officer of the Corporation shall not be liable for any such acts or omissions to the fullest extent permitted by the TBOC, as so amended. Any repeal or modification of this Article ~~XIV~~XIII shall not adversely affect any right or protection of a Director or officer of the Corporation existing immediately prior to such repeal or modification.

Reasons for the Officer Exculpation Amendment

The Board desires to amend our Certificate of Formation to eliminate the personal liability of our officers for monetary damages for an act or omission in the performance of their duties as an officer to the fullest extent permitted by the TBOC, similar to our existing ability to exculpate directors.

As amended, the TBOC does not permit, and the Officer Exculpation Amendment would not permit, the elimination of personal liability of an officer of the Company for:

•
any breach of the officer's duty of loyalty to the Company or its shareholders;
•
an act or omission not in good faith that: (a) constitutes a breach of duty of the officer to the Company; or (b) involves intentional misconduct or a knowing violation of law;
•
a transaction from which the officer received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the officer's duties; or
•
an act or omission for which the liability of an officer is expressly provided by an applicable statute.

The Board believes that the Officer Exculpation Amendment will limit concerns about personal liability, which will empower officers to best exercise their business judgment in furtherance of shareholder interests. The nature of the role of officers often requires them to make difficult judgments and decisions on important and complex matters on a time-sensitive basis, which can create risk of investigations, claims, actions, suits or proceedings seeking to impose personal liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. The Board believes the Officer Exculpation Amendment better aligns the protections available to our officers with those currently available to our directors and that it would discourage plaintiffs' lawyers from adding officers to claims relating to breaches of the duty of care which, if occurs, can lead to increased litigation and insurance costs.

In addition, the Board believes it is important to protect our officers to the fullest extent permitted by the TBOC to continue to attract and retain experienced and highly qualified officers. Other corporations that are incorporated in Texas have adopted and may continue to adopt amendments to their certificates of formation that limit the personal liability of officers. Our failure to adopt the Officer Exculpation Amendment could impact our ability to recruit and retain experienced and highly qualified officers, who may conclude that the potential personal exposure to liabilities, costs of defense and other risks of proceedings outweigh the benefits of serving or continuing to serve as an officer of the Company.

For these reasons, upon recommendation of our Nominating and Corporate Governance Committee, the Board declared the Officer Exculpation Amendment advisable and in the best interests of the Company and its shareholders, authorized and approved the Officer Exculpation Amendment and resolved to submit the Officer Exculpation Amendment to our shareholders for approval at the Annual Meeting and recommends that our shareholders approve the Officer Exculpation Amendment.

Timing of the Officer Exculpation Amendment

If the Officer Exculpation Amendment is approved by our shareholders, it will become effective immediately upon the filing of an amended and restated certificate of formation with the Texas Secretary of State, which we expect to file promptly after shareholder approval at the Annual Meeting. If the Officer Exculpation Amendment is not approved by our shareholders or, if in accordance with the TBOC and notwithstanding shareholder approval of the Officer Exculpation Amendment, the Board elects to abandon the Officer Exculpation Amendment without further action by the shareholders at any time prior to the effectiveness of the filing of an amended and restated certificate of formation, then the Certificate of

Formation will remain unchanged (except to the extent an amendment is approved and effected pursuant to Proposal 5).

Please see Appendix A which sets forth the full text of the proposed amended and restated certificate of formation, including the Officer Exculpation Amendment.

See the table on page 2 of this proxy statement for the applicable voting standard and the treatment of abstentions and broker non-votes.

The Board recommends a vote "FOR" the approval of the amendment to our Certificate of

Formation to provide for officer exculpation.

PROPOSAL 5

APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF FORMATION

TO MAKE TECHNICAL AND CONFORMING CHANGES

Background

We have not amended our Certificate of Formation since 2010. Accordingly, the Board has determined that it is advisable and in the best interests of the Company and its shareholders to implement certain technical amendments to the Certificate of Formation to conform to the requirements of the TBOC and make other clarifying and technical changes, including (i) revising the right of shareholders to call a special meeting of shareholders to better align with the TBOC, (ii) updating our registered office address and registered agent, and (iii) removing the names and address of the directors at the time of the adoption of the Certificate of Formation (all the changes included in this Proposal 5 being collectively referred to as the "Technical Amendments").

Please see Appendix A which sets forth the full text of the proposed amended and restated certificate of formation, including, among other amendments, the Technical Amendments.

Summary and Reasons for the Technical Amendments

The Technical Amendments are designed principally to align our Certificate of Formation with the TBOC. As a result of the passage of time, certain provisions in our Certificate of Formation are no longer applicable, current or relevant. Updating such provisions would assist in conforming our Certificate of Formation to the TBOC. The Technical Amendments are discussed in more detail below and are reflected in the proposed amended and restated certificate of formation attached to this proxy statement as Appendix A.

Clarify the Shareholders' Right to Call a Special Meeting to Better Align with TBOC (Existing Article XII)

The TBOC provides that a special meeting of the shareholders of a corporation may be called by a corporation's board of directors or by the holders of a percentage specified in a corporation's certificate of formation (such percentage not to exceed 50%, and if not specified at least 10%) of all the shares of the corporation entitled to vote at the proposed special meeting (see Section 21.352(a)(2) of the TBOC). To more closely align the Certificate of Formation with the TBOC, we propose to amend current Article XII of the Certificate of Formation to read in its entirety as follows (additions are indicated by underlining and deletions are indicated by strike-outs):

ARTICLE ~~XII~~ XI

SPECIAL MEETINGS OF SHAREHOLDERS

Special meetings of the shareholders, unless otherwise prescribed by statute, may be called by the Chairman of the Board of Directors of the Corporation or the President and

shall be called by the Secretary upon written request, stating the purpose or purposes therefor, by a majority of the whole Board of Directors or by the holders of at least 25% of the ~~combined voting power of the~~ Corporation's then-outstanding ~~securities~~ shares of capital stock entitled to vote ~~generally in the election of directors of the Corporation~~  at such special meeting.

Updates to Registered Office Address and Registered Agent (Existing Articles V & VI)

As mentioned above, we have not amended our Certificate of Formation since 2010. Due to the passage of time, certain information in the Certificate of Formation has become outdated, including the address of our registered office and the name of our registered agent set forth in current Articles V and VI, respectively. We propose to amend Articles V and VI to update this information.

Removal of Names and Addresses of Directors (Existing Article VII)

Current Article VII of our Certificate of Formation sets forth the names and addresses of each of the directors serving on our board of directors when the Certificate of Formation was adopted in 2010. Due to the passage of time and changes in the composition of the Board since that time, this information has become outdated. Further, the TBOC permits companies to omit any provision that specifies the names and addresses of directors when it amends its certificate of formation. Accordingly, we propose to remove current Article VII in its entirety and renumber all subsequent articles in our Certificate of Formation.

Timing of the Technical Amendments

If the Technical Amendments are approved by our shareholders, they will become effective immediately upon the filing of an amended and restated certificate of formation with the Texas Secretary of State, which we expect to file promptly after shareholder approval at the Annual Meeting. If the Technical Amendments are not approved by our shareholders or, if in accordance with the TBOC and notwithstanding shareholder approval of the Technical Amendments, the Board elects to abandon the Technical Amendments without further action by the shareholders at any time prior to the effectiveness of the filing of an amended and restated certificate of formation with the Texas Secretary of State, then our Certificate of Formation will remain unchanged (except to the extent an amendment is approved and effected pursuant to Proposal 4).

Please see Appendix A which sets forth the full text of the proposed amended and restated certificate of formation, including the Technical Amendments.

See the table on page 2 of this proxy statement for the applicable voting standard and the treatment of abstentions and broker non-votes.

The Board recommends a vote "FOR" the approval of the amendment to our Certificate of

Formation to make technical and conforming changes.

THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

Board of Directors

The Board presently consists of seven non-employee directors and one employee director. The Board is divided into three classes, with each class serving three-year terms. The term of one class expires at each annual meeting of shareholders.

Director Compensation

The elements of compensation payable to our non-employee directors in 2025 are briefly described below.

Board Service:
Annual cash retainer	$65,000
Annual restricted stock award	75,000
Board Committee Service:
Chairman annual cash retainer	$45,000
Audit Committee Chair annual cash retainer	20,000
Compensation Committee Chair annual cash retainer	17,500
NCG Committee Chair annual cash retainer	12,500
Risk Committee Chair annual cash retainer (1)	12,500
Annual cash retainer for members of the Audit Committee	7,500
Annual cash retainer for members for the Compensation Committee and NCG Committee	5,000

(1) In 2025, the Chair of Risk Committee did not receive additional compensation for service as Chair of Risk Committee.

Committee Chairs do not receive annual cash retainers for being members of the committees they chair. Directors do not receive additional compensation for serving as committee members of the Risk Committee. The Company reimburses directors for reasonable out-of-pocket expenses incurred in connection with their service as directors. Any director who is an employee of the Company does not receive additional compensation for serving as a director.

The amount of restricted stock granted to each non-employee director is equal to $75,000 divided by the closing price of our common stock on the date of the annual meeting of shareholders at which the non-employee director is elected or continues to be a member of the Board. The shares of restricted stock granted to non-employee directors generally vest at the next annual meeting of shareholders. If a non-employee director is first elected or appointed to the Board at a time other than at an annual meeting of shareholders, the non-employee director is awarded a prorated initial restricted stock grant at that time. Awards to non-employee directors are made under the Non-Employee Director Restricted Stock Plan (the "Non-Employee Director Plan").

On June 6, 2025, each non-employee director was granted 1,636 shares of restricted stock.

2025 Director Compensation

The following table provides information regarding the compensation of our non-employee directors for the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Michael J. Brown	$90,000	$74,994	$164,994
Teri G. Fontenot	77,500	74,994	152,494
Philip A. Garcia	90,000	74,994	164,994
Billy B. Greer	75,000	74,994	149,994
Jared A. Morris	127,500	74,994	202,494
Randall E. Roach	85,000	74,994	159,994
Sean M. Traynor	70,000	74,994	144,994

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1.
The grant date fair value of each award, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“Topic 718”), was $74,994. Pursuant to SEC rules, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 12 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2025 for information regarding the assumptions made in determining these values. As of December 31, 2025, each non-employee director held 1,636 shares of restricted stock.

Non-Employee Director Stock Ownership and Retention Guidelines

Our Board recognizes that ownership of our common stock is an effective means to align the interests of our directors with those of our shareholders. The following is a summary of our stock ownership and retention guidelines for our non-employee directors.

Non-Employee Director Stock Ownership Guidelines. During their Board service, non-employee directors are expected to acquire and hold shares of our common stock equal in value to at least three times the annual cash retainer paid to our directors, or $195,000. Non-employee directors have five years from their initial election to the Board to meet these ownership guidelines.

Non-Employee Director Retention Guidelines. Non-employee directors are expected to continuously own sufficient shares to meet the guidelines once attained. Until a non-employee director satisfies the ownership guidelines, the director will be required to hold 75% of the shares of common stock received from any equity award, net of any shares sold to cover taxes. If a non-employee director attains compliance with the stock ownership guidelines and subsequently falls below the guidelines because of a decrease in the price of our common stock, the director will be deemed in compliance with our stock ownership guidelines, provided that the director retains the shares then held. As of December 31, 2025, each of our non-employee directors was in compliance with our stock ownership guidelines for non-employee directors. See the table below that sets forth the equity ownership of each of our non-employee directors as of December 31, 2025.

The following table provides the equity ownership of each of our non-employee directors as of December 31, 2025, measured in dollars. Ownership was calculated based on a price of $38.41 per share, the closing price of the Company’s common stock on December 31, 2025, the last trading day of our most recent fiscal year.

Non-Employee Director	Total Ownership
Michael J. Brown	$515,501
Teri G. Fontenot	$448,168
Philip A. Garcia	$956,524
Billy B. Greer	$250,472
Jared A. Morris	$3,229,820
Randall E. Roach	$634,610
Sean M. Traynor	$614,022

__________

Corporate Governance

The Board and senior management of the Company believe that one of their primary responsibilities is to promote a corporate culture of accountability, responsibility and ethical conduct throughout the Company. Consistent with these principles, the Company has, among other things, adopted:

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corporate governance guidelines that describe the principles under which the Board operates which includes;
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a director resignation policy that requires any director nominee who receives a greater number of votes "withheld" than votes cast "for" his or her election to tender his or her resignation as a director;
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a code of business conduct and ethics applicable to all employees;
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written charters for each of the Board's standing committees;
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a clawback policy requiring the recovery of certain incentive-based compensation in the event of a required restatement of the Company’s financial statements;
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an insider trading policy that prohibits directors, executive officers, employees and each of their designees from (i) trading in our securities while in possession of material, non-public information, or otherwise using such information for their personal benefits and (ii) hedging or pledging our common stock;
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a policy that requires directors, executive officers, and certain employees to provide Rule 10b5-1 trading plans to the Company’s Chief Compliance Officer and the Chair of the NCG Committee, for review and clearance prior to entering into such plan;
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a conflict of interest policy applicable to all employees; and
•
a policy regarding related party transaction oversight and approval.

Our corporate governance guidelines, code of business conduct and ethics, committee charters and certain other governance policies are available on our website (www.amerisafe.com) in the Investors section. Copies of these documents are also available upon written request to the Company’s Secretary. The Company will post information regarding any amendment to, or waiver from, its code of business conduct and ethics on its website in the Investors section in lieu of filing an 8-K.

As noted above, we have a formal insider trading policy that applies to all Company personnel, including directors, executive officers, employees and other covered persons. We believe our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules, regulations and listing standards applicable to the Company. A copy of our insider trading policy was filed as Exhibit 19.1 to our annual report on Form 10-K for the year ended December 31, 2024.

Management regularly meets with shareholders and potential investors. In those meetings, investors and shareholders express their views regarding the Company’s executive compensation practices and corporate governance policies. Management reports to the Board and the NCG Committee regarding the discussions at these meetings. The NCG Committee periodically reviews the Company’s corporate governance policies and practices, taking into considerations, among other things, the views of our shareholders and developments in the governance practices of other public companies. Based on these reviews, input from shareholders and recommendations from the NCG Committee, the Board may adopt changes to policies and practices that it believes are in the best interests of the Company, including complying with any new SEC or NASDAQ listing requirements.

Corporate Responsibility

AMERISAFE is defined by its corporate culture of helping to provide security for employers and their injured employees through the insurance coverage and services it offers, by paying claims to injured workers promptly and fairly during their time of need, by encouraging and supporting its employees to be actively engaged in the communities in which they live, investing in our employees and minimizing the impact it has on the environment. AMERISAFE manages its business with the goal of responsibly delivering long-term value to all of its stakeholders by adhering to the philosophy that good stewardship is good business.

Our NCG Committee is primarily responsible for oversight of the Company's policies and practices and disclosures related to environmental, safety, corporate social responsibility, and corporate governance matters and coordinates with the Risk Committee with respect to such risks as appropriate. Our Compensation Committee is responsible for oversight of human capital matters. We publish sustainability disclosures on our website aligned with both the Sustainability Accounting Standards Board (SASB) Insurance Industry Standard and the Task Force on Climate - Related Financial Disclosure (TCFD) framework. Annually, we publish our Sustainability Report, which includes the SASB and TCFD framework disclosures. In 2026, we renamed the report to the AMERISAFE Impact Report to better reflect the impact that various Company initiatives have had on the communities, employees, agents, insureds and injured workers that we serve. We encourage shareholders to visit the Sustainability section of our website (www.amerisafe.com) to view our Impact Report.

Board Leadership

The Board has appointed Jared A. Morris as Chairman of the Board. As Chairman, his key responsibilities include:

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calling meetings of directors and independent directors as well as setting meeting agendas;
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presiding at the annual meeting of shareholders and meetings of the Board, including executive sessions of the independent directors;
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acting as liaison between the board and management;
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overseeing the preparation of proxy materials;
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working with the NCG Committee to ensure proper committee structure, including reviewing committee and committee chair assignments, and the effectiveness of the Board;
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approving the quality, quantity, appropriateness and timeliness of information sent to the Board;
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facilitating the Board’s approval of the number and frequency of Board and committee meetings as well as meeting schedules to assure that there is sufficient time for discussion of all agenda items; and
•
any such other actions or duties deemed necessary by the Board.

Our corporate governance guidelines do not require that the roles of Chairman of the Board and Chief Executive Officer be held by different persons, as the Board believes that effective board leadership structure depends on the experience, skills and personal interaction among individuals in leadership roles. However, under our corporate governance guidelines, if the Chairman of the Board does not meet the independence requirements set forth in NASDAQ rules, the independent directors on the Board will appoint an independent director to serve as a lead independent director. The roles of Chairman of the Board and Chief Executive Officer are currently separate with Jared A. Morris serving as our non-executive Chairman of the Board and G. Janelle Frost serving as our Chief Executive Officer. The Board believes this leadership structure affords the Company an effective combination of management and non-management experience, continuity and independence that currently serves the Board and the Company well. The NCG Committee periodically reviews the Board's leadership structure.

Director Independence and Attributes

As part of the Company’s corporate governance guidelines, the Board has established a policy requiring a majority of the members of the Board to be independent, as that term is defined in NASDAQ rules. The Board has determined that each of its current non-employee directors, Mr. Brown, Ms. Fontenot, Mr. Garcia, Mr. Greer, Mr. Morris, Mr. Roach and Mr. Traynor, is independent within the meaning of NASDAQ rules.

The NCG Committee considers varied perspectives informed by personal and professional experiences as valuable to the Board's ability to provide its oversight functions effectively. Our product offering has traditionally been workers' compensation insurance. Therefore, a mix of experience relevant to that type of insurance as well as the insurance industry as a whole, and other areas relevant to our business such as in executive leadership, finance, accounting, enterprise risk management, technology, strategic planning, human resources, corporate governance and sustainability, marketing, and sales, provides a great value to our organization. The following presents the skills, experiences, and diverse perspectives of our directors.

Board Meetings

The Board held five meetings during 2025. Each director serving on the Board in 2025 attended at least 75% of the total number of meetings of the Board and committees on which he or she served. Under the Company’s corporate governance guidelines, each director is expected to devote the time necessary to appropriately discharge his or her responsibilities and to rigorously prepare for, attend and participate in all Board meetings and meetings of Board committees on which he or she serves.

Annual Meetings of Shareholders

The Company’s directors are encouraged to attend our annual meeting of shareholders, but we do not currently have a policy relating to directors’ attendance at these meetings. Seven of our eight directors attended our 2025 annual meeting of shareholders, either in person or by teleconference.

Audit Committee

The Audit Committee currently consists of Mr. Garcia (Chair), Mr. Brown, Ms. Fontenot, Mr. Morris and Mr. Roach. The Audit Committee oversees, among other things, the integrity of the Company's financial statements and the qualifications, independence and performance of the Company's independent registered public accounting firm. The functions and responsibilities of the Audit Committee include:

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reviewing, monitoring and assessing the Company’s policies and compliance procedures with respect to business practices, including the adequacy of the Company’s internal controls over accounting and financial reporting;
•
engaging the Company’s independent registered public accounting firm and conducting an annual review of the qualifications, performance and independence of that firm;
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reviewing and discussing with management the Audit Committee's conclusions with respect to the independent registered public accounting firm;
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approving all audit engagement fees, terms, and services and approving non-audit engagements with the Company’s independent registered public accounting firm;
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reviewing the annual audited financial statements and quarterly financial information with management and the independent registered public accounting firm, including disclosures regarding internal controls;
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reviewing with the independent registered public accounting firm the scope and the planning of the annual audit;
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reviewing and discussing with management the findings and recommendations of the independent registered public accounting firm;
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discussing with the independent registered public accounting firm the conduct of the annual audit, including management’s response;
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overseeing compliance with applicable legal and regulatory requirements and the Company’s Code of Conduct, including obtaining applicable reports and assurances;
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reviewing with the Company’s internal auditor the plans for and the scope of the internal audit activities and the annual report of the internal audit activities, examinations and results thereof;
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establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;
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establishing procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
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reviewing the appointment and replacement of the Company’s internal audit officer and any third party internal audit service provider;

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discussing risk assessment and management policies and the Company’s financial risk exposure;
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discussing with the Company’s general counsel or Chief Compliance Officer any regulatory or legal matters, including any published reports, that may have a material impact on the Company’s financial statements or compliance policies;
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reviewing, approving or ratifying, as applicable, related party transactions exceeding $50,000 in aggregate value in accordance with the Company's Related Party Transactions Policy, including such transactions that may require disclosure under applicable SEC rules and regulations;
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reviewing the adequacy of the Audit Committee charter on an annual basis; and
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preparing, with the assistance of management of the Company, the Audit Committee report required to be included in the Company's annual report on Form 10-K or annual proxy statement.

The Audit Committee met six times during 2025. Our independent registered public accounting firm reports directly to the Audit Committee. Each member of the Audit Committee has the ability to read and understand fundamental financial statements, and the Board has also determined that Mr. Brown, Ms. Fontenot, Mr. Garcia, and Mr. Morris each meet the requirements of an “audit committee financial expert” as defined by SEC rules and regulations. The Board has determined that each member of the Audit Committee is “independent” as defined in NASDAQ rules and SEC requirements relating to the independence of audit committee members. The Audit Committee has the authority to engage independent counsel and other advisors as the Committee deems necessary to carry out its duties.

Compensation Committee

The Compensation Committee currently consists of Mr. Brown (Chair), Mr. Garcia, Mr. Greer, Mr. Morris and Mr. Traynor. The Compensation Committee oversees, among other things, the establishment and administration of the Company’s policies, programs and procedures for determining the compensation of our executive officers and the members of the Board. The Compensation Committee may, in its discretion, delegate its responsibilities to a subcommittee of the Compensation Committee. The functions and responsibilities of the Compensation Committee include, among other things:

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reviewing, determining and approving, at least annually, corporate goals and objectives relevant to the compensation of the Company’s executive officers;
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evaluating the performance of and determining the compensation for the Company’s executive officers, including its chief executive officer;
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administering and making recommendations to the Board with respect to the Company’s equity and incentive compensation plans;
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performing a risk assessment of the Company’s compensation plans and policies;
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overseeing regulatory compliance with respect to compensation matters;
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reviewing and approving employment or severance arrangements with the Company’s executive officers;
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overseeing the Company’s policies and practices relating to human capital matters;
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reviewing director compensation policies and making recommendations to the Board;
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engaging, and determining the independence of, any compensation consultant;
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reviewing the Company's stock ownership guidelines for its executive officers and non-employee directors and monitoring compliance therewith by the Company's non-employee directors and executive officers;
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reviewing the adequacy of the Compensation Committee charter on an annual basis;
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reviewing and approving the Compensation Discussion and Analysis; and
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producing the Compensation Committee Report to be included in our annual proxy statement.

The Compensation Committee met five times during 2025. The Board has determined that each member of the Compensation Committee is "independent" as defined in the NASDAQ rules and SEC requirements relating to the independence of compensation committee members.

The Compensation Committee may, in its sole discretion, retain, obtain the advice of or terminate any compensation consultants, legal counsel or any other advisors engaged to assist in the evaluation of director or executive officer compensation and has the sole authority to approve the fees and other retention terms of any such compensation consultants. The Compensation Committee may also retain independent counsel and other independent advisors to assist it in carrying out its responsibilities. For more information regarding the role of our executive officers and the Compensation Committee’s independent compensation consultant in determining or recommending the amount or form of executive and director compensation, see “Compensation Discussion and Analysis” below.

Nominating and Corporate Governance Committee

The NCG Committee currently consists of Mr. Roach (Chair), Ms. Fontenot, Mr. Morris and Mr. Greer. The functions and responsibilities of the NCG Committee include:

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developing and recommending corporate governance principles and procedures applicable to the Board and the Company’s employees;
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recommending committee composition and assignments;
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identifying individuals qualified to become directors;
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recommending director nominees;
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recommending whether incumbent directors should be nominated for re-election to the Board;
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recommending any change to the size of the Board;
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reviewing any offer of resignation tendered by a director in accordance with the Company's corporate governance guidelines, bylaws or other Company policy, evaluating such resignation and recommending to the Board whether such resignation should be accepted or rejected;
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reporting, at least annually, on succession planning, including appropriate contingencies in case our Chief Executive Officer retires, resigns or is incapacitated;
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reviewing any possible conflicts of interest of directors or management;
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providing oversight of the Company’s policies, strategies and programs related to environmental, social and corporate governance matters relevant to the Company, in coordination with the Company’s other committees as appropriate;
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reviewing the adequacy of the NCG Committee charter on an annual basis; and
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overseeing, at least annually, an evaluation of the performance of the Board against the Company’s corporate governance guidelines.

The NCG Committee met four times during 2025. The Board has determined that each member of the NCG Committee is "independent" as defined in the NASDAQ rules.

The NCG Committee has the sole authority to retain and terminate any search firm to assist in the identification of director candidates and the sole authority to set the fees and other retention terms of such search firms. The NCG Committee may also retain independent counsel and other independent advisors to assist it in carrying out its responsibilities.

Qualifications for Director Nominees. In considering director nominees, the NCG Committee considers a number of factors, including the following:

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whether the nominee is “independent” as determined in accordance with the rules promulgated by the SEC, NASDAQ rules and the Company’s corporate governance guidelines;
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the ability and willingness to participate in Board activities, including attendance at, and active participation in, Board and committee meetings;

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the ability and willingness to represent the best interests of all of the Company’s shareholders;
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personal and professional qualities, characteristics, attributes, accomplishments and reputation in the business community, insurance industry and otherwise;
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increasing the diversity of viewpoints, backgrounds and experiences in addition to those of existing directors and other nominees;
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consistent demonstration of integrity;
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the ability to exercise sound business judgment;
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current knowledge and relationships in the markets and regions in which the Company does business and in the insurance industry and other industries relevant to the Company’s business;
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reputation in a particular field or area of expertise; and
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the skills and personality of the nominee and how the committee perceives the nominee will be a fit with existing directors and other nominees in maintaining a Board that is collegial and responsive to the needs of the Company and its shareholders.

The NCG Committee will also consider other criteria for director candidates included in its committee charter, the Company’s corporate governance guidelines or as may be established from time to time by the Board. The NCG Committee has not adopted a separate policy pertaining to the consideration of diversity in the selection of nominees to the Board; however, as noted above, diversity is one factor considered by the NCG Committee in evaluating director candidates. The NCG Committee will identify nominees based upon recommendations by committee members or other Board members, members of the Company’s management or, as discussed below, by shareholders of the Company. Upon identifying a potential nominee, members of the NCG Committee will interview the candidate, and based upon that interview, make a recommendation to the Board.

Shareholder Recommendations. The Company's corporate governance guidelines set forth our policy regarding shareholder recommended director candidates. Consistent with the Company's corporate governance guidelines, the NCG Committee will evaluate director candidates recommended by a shareholder according to the same criteria as a candidate identified by the NCG Committee. In addition, in considering director candidates recommended by shareholders, the NCG Committee takes into account such additional factors as it considers relevant, including the common shares held by the shareholder submitting the director candidate and the length of time that the submitting shareholder has been a shareholder of the Company.

Shareholders may recommend candidates at any time, but to be considered by the NCG Committee for inclusion in the Company’s proxy statement for the next annual meeting of shareholders, recommendations must be submitted in writing no later than 150 calendar days before the first anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of shareholders. A shareholder’s notice must contain the following:

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the name, address and telephone number or e-mail address of the director candidate and the shareholder recommending the director candidate for consideration;
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the number of shares of the Company's common stock beneficially owned by the proposing shareholder and the director candidate;
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the director candidate's name, age, principal occupation or employment, a resume or similar document detailing personal and professional experiences and accomplishments and an explanation of why the candidate is qualified to serve as a director of the Company;
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a written statement by the shareholder and the director candidate agreeing to make available to the NCG Committee all information reasonably requested in connection with the NCG Committee's consideration of the director candidate; and
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a written statement from the director candidate agreeing to be named in the Company’s proxy materials and to serve as a member of the Board if nominated and elected.

The shareholder’s notice must be signed by the shareholder recommending the director candidate for consideration and sent to the following address: AMERISAFE, Inc., 2301 Highway 190 West, DeRidder, Louisiana 70634, Attn: Corporate Secretary (Nominating and Corporate Governance Committee Communication/Director Candidate Recommendation).

In addition to the procedures set forth above for shareholders to recommend director candidates to the NCG, shareholders may also directly nominate candidates for election at an annual meeting of shareholders, or a special meeting called for the purpose of electing directors, pursuant to the specific procedures, notice and information requirements provided in the Company's bylaws and under applicable rules, regulations and guidance of the SEC. See "Shareholder Proposals for the 2027 Annual Meeting."

Risk Committee and Risk Management

The Board views risk management as one of its primary oversight responsibilities. The Board initially formed the Risk Committee in 2010. The Risk Committee’s charter provides that all members of the Board are members of the Risk Committee. Mr. Morris serves as chair of the Risk Committee and establishes the agenda for the meetings. Risk Committee members periodically receive presentations on risk-related topics from the Company’s management. The Risk Committee assists the Board in exercising its oversight of certain risks that could have a material impact on the Company. In performing this oversight function, at least annually and more frequently as may be appropriate, the Risk Committee meets with Company management to review and discuss the Company's operational processes and controls designed to identify, mitigate and manage those risks that could have a material impact on the Company. In performing its responsibilities, the Risk Committee:

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Enterprise Risk Management. Oversees the implementation, execution, and performance of the Company’s enterprise risk management program;
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Retention Levels and Reinsurance. Reviews the strategies, processes and controls pertaining to the Company’s determination of appropriate levels of retention of insured risk and appropriate levels and types of reinsurance for its insurance subsidiaries, as well as the financial strength of the reinsurers with whom such subsidiaries conduct business;
•
Business Continuity Plan. Reviews the strategies, processes, and controls pertaining to business continuity and executive crisis management for the Company and its business operations; and
•
Cybersecurity Practices. Reviews and monitors the Company’s strategies, governance and management framework, security principles, training and evaluations for cybersecurity threats;

The Risk Committee also coordinates with the other Board committees regarding risks stemming from matters over which such other committees have primary oversight responsibility, such as the Audit Committee's oversight of risks arising from financial reporting and controls, the Compensation Committee's oversight of risks related to compensation, and the NCG Committee's oversight of risks related to environmental, social, and governance matters relevant to the Company. Further, on an ad hoc basis, and as otherwise directed by the Board, the Risk Committee reviews specific operational segments of the Company that may pose unusual and significant risks that could have a material impact on the risk profile of the Company.

The Risk Committee met four times in 2025. The Risk Committee has the authority to select, retain, terminate, and approve the fees and other terms of retention of special counsel, experts and consultants. The Risk Committee also has direct access to all Company employees.

Succession Planning

Our Board considers the evaluation of management and succession planning to be one of its most important responsibilities. The Board’s goal is to have a long-term program for effective senior leadership and development, with appropriate contingencies in case our chief executive officer, or any of our other executive officers, retires, resigns or is incapacitated.

In the Board’s succession planning program, internal candidates for the executive positions, including the chief executive officer, are identified and evaluated based on criteria considered predictive of success at the senior management level. This program incorporates comprehensive reviews and related evaluations for each individual. The assessment includes a development plan, including executive coaching, for each individual.

Our corporate governance guidelines provides that the NCG Committee report to the Board on succession planning at least annually. Our CEO is responsible for advising the Board regarding her recommendations and evaluations of potential successors, together with a review of any development plans for these individuals. The Board, with the assistance of the NCG Committee, evaluates potential successors to the CEO, as well as other members of senior management.

Communications with the Board

Any shareholder or other interested party who wishes to communicate directly with one or more members of the Board or the independent directors may do so by writing to the director or directors at the following address: Board of Directors, c/o AMERISAFE, Inc., 2301 Highway 190 West, DeRidder, Louisiana 70634, Attn: Corporate Secretary. The mailing envelope should clearly indicate whether the communication is intended for the Board as a group, the independent directors or a specific director. The Company's General Counsel or the Corporate Secretary will review each such communication within a reasonable time after receiving the communication and determine whether the communication is appropriate for delivery to the director or directors to whom it is addressed.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis, or CD&A, is designed to provide shareholders with an understanding of the Company’s compensation philosophy and objectives, as well as the analysis that the Compensation Committee (referred to in this CD&A as the “Committee”) performed in setting executive compensation. It discusses the determination of how and why, in addition to what, actions were taken by the Committee with respect to compensation for each of our named executive officers ("NEOs") during 2025. For 2025, our NEOs were:

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G. Janelle Frost, President and Chief Executive Officer
•
Anastasios G. Omiridis, Former Executive Vice President and Chief Financial Officer (served through November 30, 2025).
•
Vincent J. Gagliano, Executive Vice President and Chief Risk Officer
•
Kathryn H. Shirley, Executive Vice President, Chief Administrative Officer and Secretary
•
Raymond F. Wise, Executive Vice President and Chief Sales Officer

Effective November 30, 2025, Mr. Omiridis resigned as Executive Vice President and Chief Financial Officer. Following Mr. Omiridis' departure, the Company's President and Chief Executive Officer, G. Janelle Frost, assumed the duties of principal financial officer and principal accounting officer while the Company conducted a search for a new Chief Financial Officer. On April 15, 2026, the Board appointed Guillermo A. Ramos as Executive Vice President and Chief Finanical Officer of the Company, effective May 7, 2026.

Executive Summary

Recent Company Performance

We are a holding company that markets and underwrites workers' compensation insurance through our insurance subsidiaries in 27 states.

The workers' compensation industry experienced further rate declines in 2025, which continued to pressure our topline. Despite this, the Company generated solid operating performance for the full year 2025, with net income of $47.1 million and a net combined ratio of 91.3%. For 2025, our earnings per diluted share were $2.47, and our return on average equity was 18.5%, compared with $2.89 and 20.2% in 2024.

In 2025, the Company paid regular quarterly cash dividends of $1.56 per share in the aggregate and an extraordinary dividend of $1.00 per share, or total dividends of $2.56 per share. Effective February 2026, the Board of Directors increased the regular quarterly dividend from $0.39 per share to $0.41 per share, representing an increase of 5.1%. Although the Board presently intends to pay a regular quarterly cash dividend, dividends are considered each quarter for approval and the declaration and payment of any such dividends is at the discretion of the Board.

Compensation Best Practices

The Committee annually reviews and periodically modifies our executive compensation program to retain and attract top executive talent to the Company and ensure that our program is both aligned with the interests of our shareholders and meets evolving governance standards. The following highlights some of the compensation and governance best practices that are part of our program:

•
Performance-Based Annual Incentive Awards —Our AIP rewards our executives for achievement of pre-established Company and individual performance goals.
•
Majority of LTIP Awards are Performance-Based—A majority of the awards under our LTIP for executive management are in the form of performance awards that reward financial performance.
•
No Tax “Gross-Ups”—We do not provide any tax “gross-up” payments in connection with compensation or other benefits provided by the Company.
•
Clawback Policy—Incentive-based compensation for our NEOs is subject to a NASDAQ-compliant compensation recoupment policy that requires the Committee to seek recovery of covered incentive-based compensation if there is a required restatement of the Company’s financial statements.
•
Independent Compensation Consultant—The Committee engages an independent compensation consultant to prepare surveys of executive officer and director compensation based on a peer group comprised of publicly traded companies.
•
Double Trigger Severance Payments—The employment agreements with our executive officers do not provide for single trigger cash payments upon a change in control; our executives are entitled to severance only upon certain circumstances as the result of a termination of employment, and these payments are the same whether or not the termination is related to a change in control.
•
Double Trigger Vesting—Awards under our LTIP only vest in connection with a change in control if the executive experiences a qualifying termination of employment.
•
Risk Review—The Committee conducts an annual risk review of the Company’s executive compensation program, policies and practices.
•
Oversight of 10b5-1 Plans—The Board adopted 10b5-1 policies and procedures, which include Board oversight of 10b5-1 plan transactions.
•
Independent Advisors—The Committee helps ensure the independence of all Committee advisors by limiting the advisor's ability to perform other services for the Company.
•
Anti-Hedging and Anti-Pledging Policies—The Company prohibits its executives, directors and employees from hedging or pledging Company securities.
•
Stock Ownership and Holding Requirements—Our executive officers are required to maintain certain levels of ownership of Company securities and are required to hold all shares received as compensation until the applicable guideline amount is achieved (net of shares used or sold to pay the exercise price or tax withholding). After meeting the applicable guideline, our executive officers are required to hold 20% of the shares received as compensation (net of shares used or sold to pay the exercise price or tax withholding).

Compensation Program Objectives

Our compensation program is intended to attract, retain and motivate the key people necessary to enable us to operate effectively and profitably over the long-term. The Committee believes that executive compensation should align the interests of the Company’s executives and other key employees with those of the Company and its shareholders. Our compensation program is also designed to differentiate compensation based upon individual contribution, performance and experience with our Company.

In establishing compensation, the Committee seeks to provide employees, including our executive officers, with a competitive total compensation package. The Committee seeks to set compensation in this manner to ensure that our compensation practices do not put the Company at a disadvantage in attracting and retaining executives and other employees, while also ensuring a competitive cost structure for our Company.

Compensation Processes

Our compensation program for executives is designed and implemented under the direction of the Committee, which is currently comprised of the following five independent directors: Mr. Brown (chair), Mr. Garcia, Mr. Greer, Mr. Morris, and Mr. Traynor.

Review of Say-on-Pay Results

At our annual meeting of shareholders in June 2025, approximately 96% of the votes cast on the say-on-pay proposal were in support of our named executive officer compensation. The Committee considered the results of this advisory vote and believes the results affirm shareholder approval of the Board’s approach to the Company’s executive compensation program. As noted above the Committee is continually evaluating our executive compensation and has made changes in the past few years to further align the program with our shareholders’ interests, our business objectives, and to take into consideration the results of market surveys and other information prepared by the Committee’s compensation consultant.

Role of Compensation Consultant

Since early 2012, the Committee has engaged AON (formerly referred to as McLagan) as its independent compensation consultant. Pursuant to Company policy, AON does not provide services to the Company other than the consulting services it provides to the Committee. The Committee is solely responsible for the appointment, compensation and oversight of the compensation consultant.

AON attends Committee meetings, when requested by the Committee, prepares executive compensation surveys, and generally advises on executive compensation matters including the peer group composition for purposes of the surveys, pay levels and pay composition, and AIP and LTIP design. AON also provides market data, analysis, and advice regarding the CEO and executive officer compensation to the Committee as well as director compensation surveys and advice. As required by SEC rules, the Committee assessed the independence of AON and concluded that AON's work did not raise any conflicts of interest.

Compensation Surveys

AON conducted the most recent executive compensation survey in the fall of 2024 ("2024 Survey") which the Committee reviewed when setting 2025 compensation levels for our executives.

The 2024 Survey compared the compensation for our executive officers against a peer group of 19 publicly traded insurance companies. AON used Company target compensation for 2024 and peer group compensation data estimated for 2025 target compensation in its preparation of the 2024 Survey.

Peer Group. The Committee used a balanced assessment across multiple criteria to select peer companies for comparing executive pay, which included ranking the companies by premiums written, total revenue and assets, and selecting companies from the Property & Casualty Insurance Sector that were located in the continental U.S. With the assistance of AON, the Committee selected the 19 publicly traded companies identified below as its peer group for the 2024 Survey to more closely align company size as measured by premiums written. As compared to the peer group used in the compensation survey in 2023, three peer companies (Hallmark Financial, United Fire Group, Kinsale Capital) were removed and seven new peer companies (italicized below) were added based on selection criteria.

• American Coastal Insurance Corp	• ICC Holdings, Inc.
• Atlantic American Corp.	• James River Group Holdings, Ltd.
• Bowhead Specialty Holdings Inc.	• Kingstone Companies, Inc.
• Donegal Group, Inc.	• NI Holdings, Inc.
• Employers Holdings, Inc.	• Palomar Holdings, Inc.
• Global Indemnity Group LLC	• Proassurance Corp.
• HCI Group Inc.	• Root, Inc.
• Hagerty, Inc.	• Safety Insurance Group Inc.
• Heritage Insurance Holdings, Inc.	• Skyward Specialty Insurance Group, Inc.
• Hippo Holdings, Inc.

The results of the 2024 Survey indicated that the Company’s base salary and target annual incentive opportunities were generally below market and represented a lower percentage of total direct compensation than that provided by the Company's peer group. The Committee uses survey data as a market reference to assess the competitiveness of our compensation programs and does not mandate target ranges for our NEOs' salaries, AIP opportunities, LTIP opportunities, or total direct compensation levels as compared to the peer group. The Committee uses external comparisons as only one point of reference and is mindful of the value and limitations of comparative data.

Role of Management

Our chief executive officer, Ms. Frost, makes recommendations with respect to changes in base salary for our executive officers, other than for herself. She also makes recommendations regarding the level of achievement of individual performance goals under our AIP by each executive officer other than herself. Although the Committee considers the recommendations of Ms. Frost, the Committee makes all final determinations regarding executive compensation. Ms. Frost is not present when the Committee discusses or determines her compensation.

Risk Assessment

The Committee annually considers the risk to the Company of the design and objectives of its executive compensation programs through review of the compensation surveys provided by AON. Weighting the premium growth factor too heavily in the annual incentive programs is an example of creating unintentional outcomes by incentivizing management to make decisions that may adversely impact business performance, as growing premium too rapidly could result in poor underwriting results and ultimately affect the financial strength of the Company.

The Committee recognizes that the design and objectives of the executive compensation programs are based on assumptions that may later be determined to be inaccurate which could present a risk of loss of key personnel resulting in disruption of our operations and adverse effects on our business. Competition for executive management is present within the industry and there is a risk that an uncompetitive compensation program would not serve to retain key employees. We have determined that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The Committee believes the current relative weighting of the metrics in the annual and long-term incentive programs are appropriately balanced to attract, retain and motivate key employees as well as align with shareholder interests.

Overview of Executive Compensation Program

The principal components of our executive compensation program provide for a combination of fixed and variable compensation. In addition to the principal components, we also provide our executive officers with broad-based employee benefits, certain severance benefits and limited perquisites. Beginning in 2023, the Committee approved changes to incentive compensation programs to improve the market competitiveness of the programs, strengthen the link between such programs and our key business objectives and to align our programs with shareholder returns. For 2025, the principal components, which we refer to as our NEOs' total direct compensation, are summarized as follows:

2025 Executive Compensation Program at a Glance

Compensation Element	Characteristics
Base Salary	• Fixed cash compensation • Reviewed annually, and upon promotion or upon a change in job responsibilities • Used in determining target awards for incentive compensation
AIP
•
Annual variable cash compensation based on Company performance metrics (80%) and pre-established individual qualitative leadership objectives (20%) for our CEO and for each of our other NEOs, Company performance metrics represented the majority of quantitative goals.
•
Target award is a percentage of base salary for 2025 as follows: 80% for our CEO, 60% for our CFO, and a range of 40 - 55% for each of our other NEOs
•
Maximum payout is 150% of the target award

LTIP
•
Target LTIP award is a percentage of base salary—110% for our CEO and 60% for each of our other NEOs
•
Includes performance awards (70% of target LTIP) and time- based RSUs (30% of target LTIP), each payable in shares of our common stock following a three-year performance or vesting period.
•
Performance awards are earned based on the Company's average return on equity for the performance period measured against pre- established targets, with a maximum payout of 150% of the target award.

The table below summarizes our NEOs' target direct compensation approved for 2025 as well as the percentage of total target direct compensation represented by each component. As noted, over a majority of our chief executive officer’s and a substantial portion of each of our other NEO's total target direct compensation is at-risk and based on achievement of individual and Company performance objectives. The actual base salary received, the actual AIP award earned for 2025 and the grant date value of LTIP awards, as well as certain other compensation amounts, are reflected in “Executive Compensation— 2025 Summary Compensation Table.”

	2025 Base Salary		2025 Target AIP Award		2025 Target LTIP Award		2025
Executive	$	% of Total	$	% of Total	$	% of Total	Total Target Compensation
G. Janelle Frost	$815,000	34%	$652,000	28%	$896,500	38%	$2,363,500
Anastasios G. Omiridis	$537,500	46%	$322,500	27%	$322,500	27%	$1,182,500
Vincent J. Gagliano	$428,000	47%	$214,000	24%	$256,800	29%	$898,800
Kathryn H. Shirley	$380,000	50%	$152,000	20%	$228,000	30%	$760,000
Raymond F. Wise	$400,000	46%	$220,000	26%	$240,000	28%	$860,000

__________

Base Salary. Base salaries are determined on the basis of management responsibilities and level of experience, as well as internal and market comparisons. In setting base salaries for our executive officers, the Committee seeks to provide a reasonable level of fixed compensation that we believe is competitive with base salaries for comparable positions at our peer companies.

The following adjustments were made to the annual base salaries of certain of our NEOs in March 2025 to bring each such executive's base salary closer to the market median as reflected in the 2024 Survey.

Executive	2025 Base Salary	2024 Base Salary	Percentage Increase
G. Janelle Frost	$815,000	$758,100	7.5%
Anastasios G. Omiridis	$537,500	$500,000	7.5%
Vincent J. Gagliano	$428,000	$398,000	7.5%
Kathryn H. Shirley	$380,000	$345,000	10.1%
Raymond F. Wise	$400,000	$379,000	5.5%

__________

Annual Incentive Compensation. The Committee believes that annual incentive compensation is an important element of the total compensation of each executive officer. The AIP provides for payouts based primarily on achievement of quantitative Company performance goals across the executive management team.

2025 Annual Incentive Compensation. In February 2025, the Committee approved target award opportunities under the AIP for each executive officer equal to a percentage of the executive’s base salary.

For 2025, the performance goals established were both quantitative and qualitative for all of the NEOs, including Ms. Frost. The quantitative goals were designed to support the long-term objective of policy growth and were based on rigorous goals with respect to growth in premiums written and combined ratio to focus management's efforts on improving Company performance in a declining rate environment. The Company performance metrics were weighted 60% for our CEO and represented significant weighting for our other NEOs. Each executive was also evaluated on pre-established individual qualitative leadership objectives, which for Ms. Frost focused on her leadership of the senior management team and for our other executive officers focused on completion of individual special projects.

For purposes of the 2025 AIP awards, the Company performance metrics were as follows:

AIP Metrics	Description
Combined Ratio

Defined as standard industry profitability measure and is calculated as the sum of:

  (1) incurred losses divided by net premiums earned

  (2) underwriting expenses divided by net premiums earned; and

  (3) dividends to policyholders divided by net premiums earned

Growth in Premiums Written	Defined as the year-over-year growth in premiums written minus assumed premiums written (for mandatory pooling arrangements)

The following table sets forth the target award opportunity for each of our NEOs for 2025.

Executive	Target Value of Annual Incentive Opportunity	Target Annual Incentive Opportunity (% of Base Salary)
G. Janelle Frost	$652,000	80%
Anastasios G. Omiridis	$322,500	60%
Vincent J. Gagliano	$214,000	50%
Kathryn H. Shirley	$152,000	40%
Raymond F. Wise	$220,000	55%

With respect to the performance goals, the Committee established threshold, target and maximum goals for each metric and the NEOs could earn between 0% and 150% of the applicable target award with respect to that metric based on the level of achievement of the applicable goal. For each Company performance goal, no amount is earned if the minimum performance level is not achieved. In setting the goals for each metric, the Committee considered how achievement of the performance goals could be impacted by events expected to occur in the future, and how likely it would be for the goals to be achieved. We believe that the target goals have been established at levels that are appropriately challenging to attain and require considerable effort on the part of each NEO to achieve considering both business and market conditions. Achievement of above-target goals is considered to be a "stretch" given market conditions. With respect to the quantitative goals, growth in premiums written was between target and maximum goals, and combined ratio was between threshold and target goals for 2025.

With respect to the individual qualitative goals, the Committee evaluated each executive’s performance against his or her performance goals to determine the achievement levels considering the recommendations of Ms. Frost for the executives other than herself. For 2025, the qualitative goals for each executive exceeded the threshold goals set by the Committee.

The total AIP award payouts for our NEOs for 2025 were as follows:

Executive	Total Award	Percent of Target Award Earned
G. Janelle Frost	$622,090	95%
Anastasios G. Omiridis (1)	$—	—
Vincent J. Gagliano	$211,132	99%
Kathryn H. Shirley	$156,750	103%
Raymond F. Wise	$220,020	100%

1. Mr. Omiridis resigned from the Company in November 2025. As a result, he did not earn an annual incentive award for 2025.

Long-Term Incentive Compensation. Under our current program, the Committee makes LTIP awards on an annual basis, but may adjust the performance factors, the weighting of those factors, and other aspects of the LTIP each year as it evaluates the effectiveness of the program over time.

Since 2023, our LTIP program includes both time-based element to promote retention, and a performance-based element focused on one metric, return on equity, to determine payouts with respect to such performance award, which metric is measured on a three-year average as compared to targets set by the Committee and is evaluated on an absolute basis instead of relative to peers. The Committee determined that due to the unique nature of the Company's business, relative performance may not be a realistic measure, but believes the use of the universal measure of return on equity allows for an easy comparison to peers or investment alternatives. This adjustment to the performance metric in the LTIP program beginning in 2023 also avoids overlap with the performance metrics in the AIP in future years.

AON's compensation surveys continue to reaffirm the importance of the LTIP in making the Company’s executive compensation program competitive with peers. Awards under the LTIP for 2025 were made pursuant to our shareholder-approved equity incentive plans.

2025 Long-Term Incentive Compensation Awards. For the 2025 LTIP awards, the Committee set a target value, which was a percentage of base salary as set forth below. In setting the target award values, the Committee reviewed the 2024 Survey, which indicated that the long-term incentive target award opportunities were lower compared to peers for all executives. With 2025 base salary adjustments, the Committee did not elect to make any changes and approved the target LTIP percentages of 60% for each participating NEO, and 110% for our CEO, noting that with these base salary adjustments overall compensation would align closer to market.

For 2025, each NEO's target LTIP award value was delivered in the form of a performance award (representing 70% of the target award) and a time-based RSU award (representing 30% of the target award). Both awards are payable in shares of our common stock after a three-year performance or vesting period, as applicable. For the performance awards, the number of shares earned will be determined based on the Company's average return on equity over the performance period, thus providing a link directly to the performance of the Company and aligning executive management compensation and shareholder interests. For purposes of the LTIP performance awards, return on equity is defined as the percentage obtained by dividing the Company's net income by the average of beginning and ending shareholder's equity.

Executive	Total Target Value of 2025 LTIP Awards	Target Value of 2025 RSU Awards (30%)	Target Value of 2025 Performance Based Awards (70%) (1)	Total Target Award Value of 2025 LTIP Awards as a Percentage of 2025 Base Salary
G. Janelle Frost	$896,500	$268,950	$627,550	110%
Anastasios G. Omiridis (2)	$322,500	$96,750	$225,750	60%
Vincent J. Gagliano	$256,800	$77,040	$179,760	60%
Kathryn H. Shirley	$228,000	$68,400	$159,600	60%
Raymond F. Wise	$240,000	$72,000	$168,000	60%

__________

1.
Following completion of the three-year performance period, the earned performance awards will be payable in shares of our common stock. These awards are further described under “Executive Compensation—Grants of Plan Based Awards.”
2.
Upon his resignation from the Company in November 2025, all of Mr. Omiridis' outstanding LTIP awards were forfeited.

Description of 2025 Performance Awards. The performance awards provide a target dollar amount that may be earned by the executive, which amount will be paid in shares of our common stock, subject to certain limited exceptions. The amount earned under the performance award will be between 0% and 150% of the award’s target value. The amount earned, if any, is dependent on the Company’s average return on equity over a three-year period beginning on January 1, 2025, and ending December 31, 2027, relative to targets set by the Committee.

Following the end of the performance period, the Committee will determine the percentage of the target award earned (the “Earned Value”). The number of shares of our common stock (rounded to the nearest whole share) earned will then be determined by dividing (a) the Earned Value under the award by (b) the volume weighted trading price per share of our common stock for the 10 trading days immediately preceding the date the value of the award is approved by the Committee (after the expiration of the three-year performance period).

Description of 2025 RSU Awards. The RSU awards represent the right to receive a specified number of shares of our common stock at the end of a three-year vesting period provided applicable service conditions are met.

Payout of the 2022-2024 Performance Awards. The 2022-2024 performance award payouts were calculated by determining the payout level based on Combined Ratio and Direct Premiums Written metrics.

The following table sets forth the weighting of performance measures established under the performance awards for the 2022-2024 performance period, and the results achieved. The shares of our common stock earned under this award were issued in May 2025.

Metric	Weighting of Metric	Threshold BP	Peer Result	Company Result	Company/Peer BP Difference	Calculated Payout Factor (1)	Payout Factor Used
Statutory Combined Ratio	60%	1,200	92.1%	85.7%	(644)	1.537	1.537
Statutory Growth in Direct Premiums Written	40%	500	0.5%	2.0%	149	1.298	1.298

__________

1.
For each executive, the total performance award is calculated using the weighting applied of each metric to the applicable payout factor.

The following table sets forth the applicable target values, as well as the final payout, under the performance award for the 2022-2024 performance periods for each NEO:

Executive	Target Value of Performance Award	Bonus Factor (3)	Award Value as of May 22, 2025	Number of Common Shares (4)
G. Janelle Frost	$771,100	1.441	$1,111,447	23,555
Anastasios G. Omiridis (1)	—	—	—	—
Vincent J. Gagliano	$182,050	1.441	$262,403	5,561
Kathryn H. Shirley	$167,750	1.441	$241,791	5,124
Raymond F. Wise (2)	—	—	—	—

__________

1.
Mr. Omiridis joined the Company in September 2022; therefore, he did not receive a 2022-2024 performance award.
2.
Mr. Wise joined the Company in July 2023; therefore, he did not receive a 2022-2024 performance award.
3.
The bonus factor is the sum of the weighting of each performance measure applied to the applicable payout factor. Combined ratio (1.537 x .60) + Direct Premiums Written (1.298 x .40) = 1.441.
4.
Based on the volume weighted trading price per share of our common stock for the 10 trading days immediately preceding the date, the value of the award is approved by the Committee.

Current Estimates of Potential Payout Value of Outstanding Performance Awards. The following table shows the estimated potential payout of the performance awards held by our current executive officers granted in 2023 and 2024 as of September 30, 2025, which is the most current information available to the Company, and the potential payout of the 2025 award at target levels. These estimated values are presented for information purposes only, as the actual payout values will be determined following the end of the respective performance periods and will be impacted by the Company’s performance during the remainder of the performance periods.

Executive	Target Value of Performance Award	Current Performance Factor Estimate (1)	Estimated Award Value as of 9/30/2025
G. Janelle Frost
2023-2025 Performance Period	$555,940	1.500	$833,910
2024-2026 Performance Period	$583,737	1.000	$583,737
2025-2027 Performance Period	$627,550	1.000	$627,550

Anastasios G. Omiridis (2)
2023-2025 Performance Period	—	—	—
2024-2026 Performance Period	—	—	—
2025-2027 Performance Period	—	—	—

Vincent J. Gagliano
2023-2025 Performance Period	$143,220	1.500	$214,830
2024-2026 Performance Period	$167,160	1.000	$167,160
2025-2027 Performance Period	$179,760	1.000	$179,760

Kathryn H. Shirley
2023-2025 Performance Period	$132,300	1.500	$198,450
2024-2026 Performance Period	$144,900	1.000	$144,900
2025-2027 Performance Period	$159,600	1.000	$159,600

Raymond F. Wise
2023-2025 Performance Period	$127,575	1.500	$191,363
2024-2026 Performance Period	$159,180	1.000	$159,180
2025-2027 Performance Period	$168,000	1.000	$168,000

__________

1.
The performance factor estimate for the 2023 and 2024 awards as of September 30, 2025 is based upon (a) actual Company data from the beginning of the applicable performance period through September 30, 2025. The Committee expects that the payout value of the awards for the 2023 - 2025 performance period will be determined in the second quarter of 2026. The 2025 awards are estimated at target levels as probable outcome on an annual basis. Regardless of performance, the performance factor estimate is capped at 1.5 times target compensation.
2.
Upon his resignation from the Company in November 2025, all of Mr. Omiridis' outstanding LTIP awards were forfeited.

Employee Benefits. We do not provide our executives or other employees with defined benefit pensions, supplemental retirement benefits, post-retirement payments or deferred compensation programs. We do provide a 401(k) defined contribution plan that is available to all employees. We match 50% of employee contributions up to 6% of compensation for participating employees, subject to limitations under applicable law. Our executives and other employees are fully vested in Company contributions under this plan after five years. We also provide health, life and other insurance benefits to our executives on the same basis as our other full-time employees.

Severance and Change-in-Control Benefits. We have employment agreements with each of our current executive officers. These employment agreements provide each executive officer with severance compensation consisting of cash payments paid in monthly installments and continued health benefits for a period of 12 months (18 months for our chief executive officer), in the event that an executive’s employment is terminated by us without cause or by the executive under certain qualifying circumstances. The cash severance payment for the covered executives (other than our chief executive officer) is an amount equal to the officer’s then current annual base salary plus the average of the three most recent annual incentive bonuses received by the executive. For our chief executive officer, the cash severance payment is one and one-half times the amount described in the preceding sentence. These employment agreements also provide that the terminated executive will not engage in activities that are competitive with our business for 12 months (18 months for our chief executive officer). For additional information regarding the employment agreements with our executives, see “Executive Compensation – Employment Agreements” below.

Performance awards and RSU awards under the LTIP partially vest upon death, disability, retirement or a termination of employment without cause or for good reason following a change in control of the Company. These awards do not vest solely upon a change in control and with respect to the performance awards, the partial vesting remains conditioned upon the achievement of the performance measures. To qualify for partial vesting upon retirement, an executive officer must be at least age 60, have 10 or more years of service with the Company and not have accepted a substantial employment or consulting arrangement with another company engaged in the workers’ compensation insurance industry.

The Committee believes that these benefits are necessary and appropriate in order to attract and retain qualified executive officers as these benefits are generally made available by other companies. In addition, the Committee recognizes that it may be difficult for our executive officers to find comparable employment in a short period of time. Therefore, these benefits, particularly the severance payments, address a valid concern, making an executive position with our Company more attractive. These issues are particularly significant to us, given that our corporate headquarters is not located in a major metropolitan area and it is unlikely that our executives could secure comparable employment without relocating to another city. The Company does not provide excise tax gross-ups under any change in control arrangement.

Executive Perquisites. We also provide a limited number of perquisites that the Committee believes enhance our ability to attract and retain qualified executives. These perquisites include car allowances, disability insurance and reimbursement for annual medical examinations. Our executive officers are also permitted to accrue up to 300 hours of vacation, a limit slightly higher than the 240 hour maximum available to employees with more than 15 years of service. The Committee believes that this policy is appropriate given that the management responsibilities of our executive officers often do not permit them the flexibility to use their vacation time on an annual basis. The Company does not provide tax gross-ups on these perquisites or additional benefits. For additional information regarding perquisites provided to our executives, see “Executive Compensation—Summary Compensation Table – All Other Compensation.”

Compensation-Related Policies

Clawback Policy. In 2023, in accordance with SEC and NASDAQ rules, the Company adopted a new Clawback Policy (the "Clawback Policy"), which provides for the reasonably prompt recovery (or clawback) of certain excess incentive-based compensation received during an applicable three-year recovery period by current or former executive officers in the event the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws. Excess incentive-based compensation for these purposes generally means the amount of incentive-based compensation received (on or after October 2, 2023) by such executive officer that exceeds the amount of incentive-based compensation that would have been received by such executive officer had it been determined based on the restated amounts, without regard to any taxes paid. Incentive-based compensation potentially subject to recovery under the Clawback Policy is generally limited to any compensation granted, earned or vested based wholly or in part on the attainment of a financial reporting measure.

The Clawback Policy does not condition such clawback on the fault of the executive officer and only under limited circumstances may the Company elect not to pursue recovery. The Company may not indemnify any such executive officer against the loss of such recovered compensation in the event of a mandatory accounting restatement.

Stock Ownership Guidelines. The Committee has approved stock ownership guidelines for our executive officers. The target ownership for our chief executive officer is a dollar amount equal to three times her average base salary and annual incentive bonus for the three immediately preceding calendar years. The target ownership for each of our other executive officers is a dollar amount equal to two times their average base salary for the three immediately preceding calendar years (or, if less, all complete calendar years employed by the Company). All forms of Company outstanding equity, whether vested or unvested, including common stock and restricted stock as well as shares subject to unvested RSUs, are counted for purposes of determining compliance with the ownership guidelines. The value of outstanding performance awards is not counted for purposes of the guidelines. In determining whether an executive meets the applicable ownership target under the guidelines, the value of shares of common stock, including restricted stock, shares subject to RSUs and shares purchased by executives in the open market, is based on the closing price of our common stock on the last trading day of the most recent calendar year.

Until an executive officer meets the ownership target provided under the guidelines, he or she is required to retain all shares received under the Company’s compensation plans, except for shares used to satisfy tax obligations.

The following table sets forth for each current executive officer the applicable stock ownership guideline and equity ownership as of December 31, 2025, measured in dollars, using the guideline methodology described above.

Executive	Ownership	Stock Ownership Guideline
G. Janelle Frost	$4,880,259	$4,144,707
Vincent J. Gagliano	$1,199,083	$807,333
Kathryn H. Shirley	$934,323	$693,333
Raymond F. Wise	$604,881	$769,333

Impact of Prior Awards on Future Grants. The Committee does not have a specific policy addressing the cumulative value of prior equity awards in making future awards. However, our Committee intends to continue to make appropriate executive compensation decisions annually, so that our executives receive a total compensation package that is both competitive and has a significant portion of compensation at risk. The Committee is mindful that payment under LTIP performance awards is tied to the Company meeting or exceeding quantitative performance objectives and the increase in the value of our common stock (for restricted stock awards), with unvested awards also conditioned on continued employment. As a result, the Committee believes, as a general matter, that positive results with respect to prior incentive awards should not negatively impact future compensation decisions.

Equity Grant Timing Practices. The Committee generally approves LTIP awards during a regular meeting in February of each year, with the awards having a delayed effective date falling within the Company's open window period following its fourth quarter earnings release. As described in this CD&A, the LTIP awards for our NEOs currently include grants of performance awards payable in shares of common stock and RSUs. We do not grant stock options. The Committee does not take material nonpublic information into account when determining the timing and terms of equity awards, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee

Michael J. Brown (Chair)	Philip A. Garcia	Billy B. Greer	Jared A. Morris	Sean M. Traynor

EXECUTIVE COMPENSATION

2025 Summary Compensation Table

The following table provides information regarding the compensation of our chief executive officer, our chief financial officer, and our three other most highly compensated executive officers who were serving in such capacity as of December 31, 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
G. Janelle Frost	2025	$803,146	$896,500	$622,090	$47,817	$2,369,553
President and Chief Executive	2024	752,083	833,910	653,694	46,694	2,286,381
Officer	2023	718,500	794,200	544,013	43,455	2,100,168

Anastasios G. Omiridis (4)	2025	484,896	322,500	—	42,140	849,536
Executive Vice President, Chief	2024	491,667	300,000	384,750	35,231	1,211,648
Financial Officer	2023	450,000	625,460	343,440	30,643	1,449,543

Vincent J. Gagliano	2025	421,750	256,800	211,132	39,202	928,884
Executive Vice President and	2024	395,833	238,800	254,282	43,596	932,511
Chief Risk Officer	2023	346,667	204,600	190,517	38,702	780,486

Kathryn H. Shirley	2025	372,708	228,000	156,750	38,188	795,646
Executive Vice President, Chief	2024	340,000	207,000	199,824	36,376	783,200
Administrative Officer and Secretary	2023	313,334	189,000	175,912	33,190	711,436

Raymond F. Wise	2025	395,625	240,000	220,020	30,764	886,409
Executive Vice President, Chief	2024	378,333	227,400	178,452	30,117	814,302
Sales Officer	2023	164,904	932,250	88,973	110,373	1,296,500

__________

1.
LTIP awards in 2025 consisted of performance awards and time-based RSU awards. Amounts in this column represent the grant date fair value of these awards calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("Topic 718"), see Note 1 of the Company's annual report on Form 10-K filed February 28, 2025.

With respect to the performance awards granted in 2025, the amounts above reflect the probable outcome for the awards calculated in accordance with Topic 718. The grant date fair value is an estimate made for financial accounting purposes. Award payouts will be determined at the end of the three-year performance period based on actual results for the Company. There is no minimum payout under the performance awards. Assuming the performance awards will be paid out at the target level of 100%, the grant date fair values of the awards would be as follows: Ms. Frost, $627,550; Mr. Gagliano, $179,760; Ms. Shirley, $159,600; and Mr. Wise, $168,000. Assuming that the performance awards will be paid out at the maximum payout level of 150%, the grant date fair values of the awards would be as follows: Ms. Frost, $941,325; Mr. Gagliano, $269,640; Ms. Shirley, $239,400; and Mr. Wise, $252,000. See "Grants of Plan-Based Awards."

Pursuant to SEC rules, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information regarding the awards granted in 2025, see “Compensation Discussion and Analysis—Long-Term Incentive Compensation.”

2.
Amounts in this column represent the amounts paid to our executive officers under our performance-based AIP. See “2025 Grants of Plan-Based Awards” below.
3.
For 2025, includes compensation as described under “All Other Compensation” below.
4.
Mr. Omiridis resigned from the Company November 30, 2025.

All Other Compensation

The following table provides information regarding each component of compensation included in the All Other Compensation column for 2025 in the 2025 Summary Compensation Table above.

	Car Allowance	Company 401(k) Contributions	Medical Examinations	Disability Insurance Premiums	Life Insurance Premiums	Other	Total
G. Janelle Frost	$11,907	$10,350	$4,408	$21,098	$54	$—	$47,817
Anastasios G. Omiridis	10,924	10,350	—	20,816	50	—	42,140
Vincent J. Gagliano	13,087	10,350	—	15,711	54	—	39,202
Kathryn H. Shirley	11,907	10,350	5,000	10,877	54	—	38,188
Raymond F. Wise	10,834	10,350	—	9,526	54	—	30,764

__________

2025 Grants of Plan-Based Awards

In 2025, each of our NEOs received performance awards and time-based RSUs under our LTIP. Additionally, in 2025 each of our NEOs received AIP awards. See “Compensation Discussion and Analysis—2025 Compensation.” The following table contains information regarding grants of plan-based awards to our NEOs in the year ended December 31, 2025. In this table, annual incentive compensation awards are abbreviated as “AIP,” long-term performance awards are abbreviated as “LTIP," and time-based LTIP RSUs are abbreviated as "LTIP RSU".

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (3)			Estimated Future Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards:
Name	Type	Board or Committee Approval Date (1)	Grant Date (2)	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (5)
G. Janelle Frost	AIP	02/24/2025		$—	$652,000	$978,000	$—	$—	$—	$—	$—
	LTIP	02/24/2025	03/03/2025	—	—	—	—	627,550	941,325	—	627,550
	LTIP RSU	02/24/2025	03/03/2025							5,156	250,094
Anastasios G. Omiridis	AIP	02/24/2025		—	322,500	483,750	—	—	—	—	—
	LTIP	02/24/2025	03/03/2025	—	—	—	—	225,750	338,625	—	225,750
	LTIP RSU	02/24/2025	03/03/2025							1,854	89,976
Vincent J. Gagliano	AIP	02/24/2025		—	214,000	321,000	—	—	—	—	—
	LTIP	02/24/2025	03/03/2025	—	—	—	—	179,760	269,640	—	179,760
	LTIP RSU	02/24/2025	03/03/2025							1,476	71,605
Kathryn H. Shirley	AIP	02/24/2025		—	152,000	228,000	—	—	—	—	—
	LTIP	02/24/2025	03/03/2025	—	—	—	—	159,600	239,400	—	159,600
	LTIP RSU	02/24/2025	03/03/2025							1,311	62,054
Raymond F. Wise	AIP	02/24/2025		—	220,000	330,000	—	—	—	—	—
	LTIP	02/24/2025	03/03/2025	—	—	—	—	168,000	252,000	—	168,000
	LTIP RSU	02/24/2025	03/03/2025	—	—	—	—	—	—	1,380	68,212

__________

1.
Each of the awards described in this table was approved by the Compensation Committee.
2.
The grant date for each award is March 1, 2025.
3.
Reflects the target and maximum dollar amounts payable under our AIP. The actual payment will be determined by the performance criteria described under “Compensation Discussion and Analysis – 2025 Annual Incentive Compensation.”
4.
Reflects the target and maximum dollar amounts payable under our LTIP performance awards. Actual payments under each performance award will be made in shares of our common stock (rounded to the nearest whole share) equal to (a) the amount earned under the award divided by (b) the volume weighted trading price per share of our common stock for the 10 trading days immediately preceding the date the value of the award is approved by our Compensation Committee. The actual payout will be determined by the performance criteria described under “Compensation Discussion and Analysis—Long-Term Incentive Compensation.”
5.
Represents the grant date fair value of the awards computed in accordance with Topic 718. With respect to LTIP performance awards, amounts reflect the probable outcome for the awards calculated in accordance with Topic 718. The grant date fair value is an estimate made for financial accounting purposes. Payouts for the LTIP performance awards will be determined at the end of the three-year performance period based on actual results for the Company.

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table contains information regarding outstanding equity awards held by our NEOs as of December 31, 2025. None of the NEOs held stock options as of December 31, 2025.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
G. Janelle Frost
2023-2025 LTIP performance award			555,940
2024-2026 LTIP performance award	—	—	583,737
2025-2027 LTIP performance award			627,550
2023-2025 LTIP RSU award	4,401	169,042
2024-2026 LTIP RSU award	4,792	184,061
2025-2027 LTIP RSU award	5,156	198,042
Anastasios G. Omiridis (4)
Restricted Stock Unit Grants	N/A	N/A	—
2023-2025 LTIP performance award	—	—	N/A
2024-2026 LTIP performance award			N/A
2023-2025 LTIP RSU award	N/A	N/A
2024-2026 LTIP RSU award	N/A	N/A
Vincent J. Gagliano
2023-2025 LTIP performance award			143,220
2024-2026 LTIP performance award	—	—	167,160
2025-2027 LTIP performance award			179,760
2023-2025 LTIP RSU award	1,133	43,519
2024-2026 LTIP RSU award	1,372	52,699
2025-2027 LTIP RSU award	1,476	56,693
Kathryn H. Shirley
2023-2025 LTIP performance award			132,300
2024-2026 LTIP performance award	—	—	144,900
2025-2027 LTIP performance award			159,600
2023-2025 LTIP RSU award	1,047	40,215
2024-2026 LTIP RSU award	1,189	45,669
2025-2027 LTIP RSU award	1,311	50,356
Raymond F. Wise
Restricted Stock Unit Grants	9,223	354,255	—
2023-2025 LTIP performance award	—	—	127,575
2024-2026 LTIP performance award			159,180
2025-2027 LTIP performance award			168,000
2023-2025 LTIP RSU award	1,044	40,100
2024-2026 LTIP RSU award	1,307	50,202
2025-2027 LTIP RSU award	1,380	53,006

__________

1.
With respect to Ms. Frost, 4,401 RSUs vested on March 1, 2026; 4,792 RSUs will vest on March 1, 2027; 5,156 RSUs will vest on March 1, 2028.

With respect to Mr. Gagliano, 1,133 RSUs vested on March 1, 2026; 1,372 RSUs will vest on March 1, 2027; 1,476 RSUs will vest on March 1, 2028.

With respect to Ms. Shirley, 1,047 RSUs vested on March 1, 2026; 1,189 RSUs will vest on March 1, 2027; 1,311 RSUs will vest on March 1, 2028.

With respect to Mr. Wise, 4,257 RSUs vested on August 1, 2026; 4,966 RSUs will vest on August 1, 2027; 1,044 RSUs will vest on March 1, 2026; 1,307 RSUs will vest on March 1, 2027; 1,380 RSUs will vest on March 1, 2028.

2.
Represents the value of RSUs based on a price of $38.41, the closing price of our common stock on December 31, 2025.
3.
Represents the value of outstanding performance awards assuming that the target level of performance is achieved. Although denominated in cash, payments under each performance award will be made in shares of common stock (rounded to the nearest whole share) equal to (a) the amount earned under the award divided by (b) the volume weighted trading price per share of common stock for the 10 trading days immediately preceding the date the value of the award is approved by our Compensation Committee. The actual payout will be determined by the performance criteria described under “Compensation Discussion and Analysis—Long-Term Incentive Compensation.”

The 2023-2025 LTIP performance period began on January 1, 2023 and ends on December 31, 2025.

The 2024-2026 LTIP performance period began on January 1, 2024 and ends on December 31, 2026.

The 2025 - 2027 LTIP performance period began on January 1, 2025 and ends on December 31,

2027.

4. Mr. Omiridis resigned from the Company November 30, 2025.

2025 Option Exercises and Stock Vested

The Company had no outstanding options during 2025. The following table provides information, for each of our NEOs, on the number of shares of our common stock resulting from the vesting of shares of restricted stock and RSUs, the payout of the 2022-2024 performance awards and the value realized before payment of any applicable withholding tax during 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
G. Janelle Frost	23,555	$1,111,459
Anastasios Omiridis (3)	4,565	$210,812
Vincent J. Gagliano	5,561	$262,400
Kathryn H. Shirley	5,124	$241,780
Raymond F. Wise	2,837	$123,892

__________

1.
Represents the payout of performance awards vested for the 2022-2024 performance period. With respect to Mr. Omiridis and Mr. Wise, the amounts include vested time-based RSUs only. Mr. Omiridis joined the Company in September 2022 and Mr. Wise joined the Company in July 2023. Therefore, Mr. Omiridis and Mr. Wise did not receive a 2022-2024 performance award.
2.
Value determined on vesting date for time-based RSUs. With respect to performance awards, value is based on the volume weighted trading price per share of our common stock for the 10 trading days immediately preceding the date the value of the award is approved by the Committee. With respect to RSU grants, value is based on vest date.
3.
Mr. Omiridis resigned from the Company November 30, 2025.

Employment Agreements

We have an employment agreement with each continuing NEO. The term of each agreement is automatically extended for an additional consecutive one-year period at expiration unless either party provides notice not to extend the term at least 30 days prior to the applicable expiration date.

The agreements provide that each NEO is entitled to an annual base salary (subject to periodic salary increases) and also eligible to participate in the Company’s incentive compensation plans and receive employee benefits provided to other executive officers of the Company.

Under the agreements with each of our executive officers, if we terminate their employment without cause, the terminated executive officer will be entitled to receive severance compensation consisting of cash paid in installments, and continued health benefits. The cash severance payment for the covered executives is paid monthly for a period of 12 months (18 months for Ms. Frost), in an amount equal to the officer’s then current annual base salary plus the average annual incentive award received by the executive in the prior three years (or, for Ms. Frost, 1.5 times such amount). The calculation of severance benefits under the employment agreement with each of our executive officers excludes any long-term incentive based compensation.

An executive officer is deemed to have been terminated without cause if:

•
we elect not to extend the terms of the employment agreement or we terminate the executive for any reason other than:
•
the conviction, guilty plea or plea of no contest to any felony, or to any crime of moral turpitude;
•
the willful misconduct of the executive officer, or the willful or continued failure by the executive officer (except as a result of disability or illness) to substantially perform his/her duties to the Company, in either case which has a material adverse effect on Company; or
•
the willful fraud or material dishonesty of the executive officer in connection with his/her performance of duties to the Company; or
•
the executive terminates employment with us following:
•
a material reduction in authority, duties or responsibility;
•
a material reduction in base salary;
•
a material reduction in the executive’s ability to earn an annual bonus that results in a material reduction in the total annual compensation the executive may earn;
•
a termination of employee benefits, unless the termination is applicable to all senior executives or is required under any applicable plan or law;
•
relocation of the executive’s principal place of work to a location more than 35 miles from the executive’s current principal place of work; or
•
a material breach of the employment agreement by us.

Each of our executive officers has agreed not to compete with us or solicit our employees, agents or policyholders without our prior written consent while they are employed by us. If one of our executive officers is terminated by us without cause, the prohibition on engaging in competitive activities or soliciting our employees, agents or policyholders extends for a period of 12 months (18 months for Ms. Frost) after the date of termination. If an executive officer is terminated by us for cause, the executive officer terminates employment other than for one of the reasons specified above, or if an executive officer elects not to renew the term of the employment agreement, we have the option to extend the restriction on engaging in competitive or solicitation activities for a period of 12 months (18 months for Ms. Frost) after the date of termination or non-renewal by (a) delivering a written notice to the executive officer within 180 days after termination or non-renewal and (b) paying the executive officer the severance compensation provided under the employment agreement.

Equity Incentive Plans

We have outstanding equity-based awards held by executives and employees under two shareholder–approved equity compensation plans, the AMERISAFE, Inc. 2012 Equity and Incentive Compensation Plan (the “2012 Incentive Plan”) and the AMERISAFE, Inc. 2022 Equity and Incentive Compensation Plan (the “2022 Incentive Plan,” and, together with the 2012 Incentive Plan, the “Incentive Plans”).

The 2022 Incentive Plan permits awards in the form of option rights, appreciation rights, restricted shares, RSUs, cash incentive awards, performance shares and units. Options granted under the 2022 Incentive Plan are required to have an exercise price of not less than the fair market value of our common stock on the grant date. The maximum number of shares of our common stock that may be issued pursuant to equity awards under the 2022 Incentive Plan is 500,000 shares, subject to the 2022 Incentive Plan's share counting rules. As of April 16, 2025, 18,703,771 shares of our common stock were available for further issuance under the 2022 Incentive Plan. No further grants may be made under the 2012 Incentive Plan. See “Equity Compensation Plan Information" for further information regarding share usage under the Incentive Plans as of December 31, 2025. It is our Company’s policy to award grants under our 2022 Incentive Plan only during periods in which the Company’s executives and other employees are normally permitted to buy and sell the Company’s securities under our Company’s insider trading policy.

Agreements evidencing awards may provide for vesting if a grantee’s employment is terminated by the Company without cause (as defined in the award agreement) or by the grantee for good reason (as defined in the award agreement) following a change in control of our Company. A change in control will be deemed to have occurred under the Incentive Plans if:

•
a person or group acquires 35% or more of the Company’s then outstanding voting securities, subject to certain exceptions;
•
individuals who constitute the Board as of the effective date of the applicable Incentive Plan cease to constitute at least a majority of the Board, unless their replacements are approved as described in the applicable Incentive Plan;
•
there is a consummation of reorganization, a merger, or consolidation, a sale or disposition of substantially all of our assets, or similar corporate transaction that results in a substantial change in ownership or leadership of the Company, as described in the Incentive Plan; or
•
the Company’s shareholders approve a complete liquidation or dissolution of the Company, subject to certain exceptions.

Under the award agreements governing our equity compensation awards, grantees of time-based restricted stock, RSUs and performance awards are entitled to accelerated vesting if the grantee’s employment is terminated in connection with a change in control or due to death or disability (or for certain performance awards only, due to retirement), in each case as defined in the award agreement, as follows:

Date of Termination	Applicable Percentage
Within six months of the grant date or commencement of performance period	0.0%
After six months following the grant date but within 18 months following the grant date or commencement of performance period	33.3%
After 18 months following the grant date but within 30 months following the grant date or commencement of performance period	66.6%
After 30 months following the grant date or commencement of performance period	100.0%

In any event, a grantee of a performance award will only receive payment for an award after the performance period has ended and the awards are determined and paid to all other grantees.

Potential Payments Upon Termination or Change in Control

The table below quantifies potential compensation that would have become payable to each of our NEOs under employment agreements, annual and long-term incentive compensation award agreements, special awards and Company plans and policies (as in effect on December 31, 2025) if their employment had terminated on December 31, 2025, given the executive officer’s base salary on that date and the closing price of our common stock on December 31, 2025 ($38.41). In addition, the table quantifies the compensation that would have become payable to each of our NEOs assuming that a change in control of the Company had occurred on December 31, 2025, and determining any amounts that would be payable under the employment agreements in effect as of that date. For additional information regarding (a) the circumstances in which our NEOs would be entitled to severance compensation, see “Executive Compensation—Employment Agreements” and (b) the acceleration of vesting of equity awards, see “Executive Compensation—Equity Incentive Plans.”

Due to the factors that may affect the amount of any benefits provided upon the events described below, any actual amounts paid or payable may be different than those shown in this table. Factors that could affect these amounts include the date the termination event occurs, the base salary of an executive on the date of termination of employment and the price of our common stock when the event occurs.

	Cash Severance Payments (1)	Healthcare Premiums (2)	Acceleration of Equity Awards (3)	Total
G. Janelle Frost
Voluntary Termination	$—	$—	$—	$—
Termination with Cause	—	—	—	—
Termination without Cause or for Good Reason (prior to a Change in Control)	1,821,904	43,893	1,511,258	3,377,054
Termination without Cause or for Good Reason (following a Change in Control)	1,821,904	43,893	1,511,258	3,377,054
Death or Disability	—	—	1,511,258	1,511,258
Retirement	—	—	1,511,258	1,511,258
Change in Control	—	—	—	—
Anastasios G. Omiridis (4)
Voluntary Termination	—	—	—	—
Termination with Cause	—	—	—	—
Termination without Cause or for Good Reason (prior to a Change in Control)	—	—	—	—
Termination without Cause or for Good Reason (following a Change in Control)	—	—	—	—
Death or Disability	—	—	—	—
Retirement	—	—	—	—
Change in Control	—	—	—
Vincent J. Gagliano
Voluntary Termination	—	—	—	—
Termination with Cause	—	—	—	—
Termination without Cause or for Good Reason (prior to a Change in Control)	601,091	39,805	411,903	1,052,800
Termination without Cause or for Good Reason (following a Change in Control)	601,091	39,805	411,903	1,052,800
Death or Disability	—	—	411,903	411,903
Retirement	—	—	411,903	411,903
Change in Control	—	—	—	—
Kathryn H. Shirley
Voluntary Termination	—	—	—	—
Termination with Cause	—	—	—	—
Termination without Cause or for Good Reason (prior to a Change in Control)	531,933	880	369,350	902,163
Termination without Cause or for Good Reason (following a Change in Control)	531,933	880	369,350	902,163
Death or Disability	—	—	369,350	369,350
Retirement	—	—	369,350	369,350
Change in Control	—	—	—	—
Raymond F. Wise
Voluntary Termination	—	—	—	—
Termination with Cause	—	—	—	—
Termination without Cause or for Good Reason (prior to a Change in Control)	489,142	29,262	560,649	1,079,052
Termination without Cause or for Good Reason (following a Change in Control)	489,142	29,262	560,649	1,079,052
Death or Disability	—	—	560,649	560,649
Retirement	—	—	560,649	560,649
Change in Control	—	—	—	—

__________

1.
Cash severance is payable in installments over 12 months (18 months for Ms. Frost).
2.
Represents COBRA health insurance premiums payable on behalf of the executives following termination of employment for a period of 12 months (18 months for Ms. Frost).
3.
Performance awards and special awards granted under the 2012 Incentive Plan and 2022 Incentive Plan will partially vest upon death or disability, retirement and will also partially vest if the recipient’s employment is terminated without cause or for good reason following a change in control. See “Executive Compensation—Equity Incentive Plan.” The dollar amounts in this column includes the value of RSUs that would vest on December 31, 2025 at $38.41 per share, the closing price of our common stock on December 31, 2025. With respect to the performance awards, the amounts in this column reflect partial vesting of the awards assuming target level performance. A grantee of a performance award will receive any payment under the award after the performance period has ended and the amount of the award is determined.
4.
Mr. Omiridis resigned from the Company November 30, 2025.

CEO Pay Ratio

For 2025, the ratio of the annual total compensation of Ms. Frost, our President and Chief Executive Officer (“CEO Compensation”), to the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries other than Ms. Frost (“Median Annual Compensation”) was 32 to 1. We refer to the employee who received the Median Annual Compensation as the “Median Employee.”

This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below. The assumptions we used are specific to the Company and its employee population. As a result, our pay ratio may not be comparable to the pay ratios of other companies.

CEO Compensation. Total CEO Compensation for 2025 was $2,369,553. We calculated total CEO Compensation by totaling all applicable elements of compensation reported for 2025 in the 2025 Summary Compensation Table.

Median Annual Compensation. Median Annual Compensation for 2025 was $75,000. We calculated the Median Annual Compensation by totaling all applicable elements of compensation for our Median Employee in accordance with Item 402(c)(2)(x) of Regulation S-K. We did not make any cost-of-living adjustments in identifying the Median Employee.

Determination Date and Measurement Period. We identified our Median Employee as of December 31, 2025 (the “Determination Date”). We used the 12-month period ended December 31, 2025 as the compensation measurement period.

Employee Pool Used to Identify Median Employee. As of the Determination Date, we had 370 employees. This number includes all full-time, part-time, seasonal and temporary employees of AMERISAFE and its subsidiaries. This number does not include any independent contractors or “leased” workers.

Compensation Used to Identify Median Employee. We used 2025 taxable wages as reflected in our payroll records and as reported to the Internal Revenue Service on Form W-2 to identify our Median Employee. W-2 taxable wages include, among other things, salary, wages, bonuses and stock compensation.

Adjustments to Compensation. A portion of our permanent employee workforce (full-time and part-time) worked for less than the full year due to, among other things, commencing employment after the beginning of the year or taking an unpaid leave of absence. In determining our Median Employee, we annualized the total compensation for those individuals (but not for individuals in temporary or seasonal positions).

Pay Versus Performance

As required by pay versus performance rules adopted by the SEC ("PVP Rules"), the below Pay Versus Performance table ("PVP Table") provides information about compensation for this proxy statement's NEOs, as well as our NEOs from our 2021, 2022, 2023, 2024 and 2025 proxy statements (each of 2021, 2022, 2023, 2024 and 2025 is referred to herein as a "Covered Year"). The PVP Table also provides information about the results for certain financial performance measures during those same Covered Years. In reviewing this information, there are a few important things to consider:

•
The information in columns (b) and (d) comes directly from this and prior years' Summary Compensation Tables, without adjustment;
•
As required by the PVP Rules, we describe the information in columns (c) and (e) as "compensation actually paid" (or "CAP") to the applicable NEOs, but these CAP amounts do not entirely reflect compensation that our NEOs actually earned for their service in the Covered Years. Instead, CAP reflects a combination of realized pay (primarily for cash amounts) and realizable or accrued pay (primarily for equity awards); and

•
As required by the PVP Rules, we provide information about our total shareholders return ("TSR") results, S&P 600 Property & Casualty Insurance Index ("PVP Peer Group") TSR results and U.S. GAAP net income results (the "External Measures") during the Covered Years in the PVP Table, but we did not actually base any compensation decisions for the NEOs on, or link any NEO pay to, these particular External Measures because the External Measures were not metrics used in our incentive plans during the Covered Years.

Due to the use of Combined Ratio performance measure in our 2025 AIP, the Company has determined that, pursuant to the PVP Rules, Combined Ratio should be designated as the "Company-Selected Measure" because we believe it is the most important financial measure that we used to link 2025 named executive officer pay to our performance.

					Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Total for PEO(1) (b)	Compensation Actually Paid to PEO(2) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2) (e)	Total Share-holder Return(3) (f)	Peer Group Total Shareholder Return(4) (g)	Net Income(5) (h)	Combined Ratio(6) (i)
2025	$2,369,553	$2,752,336	$865,119	$863,643	$102.32	$168.70	47.1M	91.3%
2024	2,286,271	2,710,015	937,916	1,019,824	129.04	151.43	55.4M	88.7%
2023	2,100,169	2,367,727	1,059,491	1,097,628	107.82	113.49	62.1M	85.9%
2022	1,525,516	2,185,161	817,885	1,472,921	108.79	106.92	55.6M	83.6%
2021	1,927,841	1,064,627	695,230	488,309	102.25	117.09	65.8M	85.7%

__________

1.
G. Janelle Frost was our principal executive officer (“PEO”) for the full year for each of 2025, 2024, 2023, 2022, and 2021. For 2025, 2024 and 2023, our non-PEO NEOs were Anastasios Omiridis (CFO), Vincent J. Gagliano, Kathryn H. Shirley, and Raymond F. Wise. For 2022, our non-PEO NEOs were Neal A. Fuller (CFO), Anastasios Omiridis (CFO), Vincent J. Gagliano, Andrew B. McCray and Kathryn H. Shirley. For 2021, our non-PEO NEOs were Neal A. Fuller, Vincent J. Gagliano, Andrew B. McCray and Kathryn H. Shirley.
2.
For each “Covered Year”, in determining both the compensation “actually paid” to our PEO and the average compensation “actually paid” to our non-PEO NEOs for purposes of this “PVP Table”, we deducted from or added back to the total amounts of compensation reported in column (b) or column (d) for such Covered Year certain amounts as required under SEC rules. For 2025, the amounts added and deducted are set forth in the table below. Certain of the values in this table are calculated based on the probable outcome of performance awards as of various dates. For purposes of performance awards granted prior to 2025 and outstanding as of December 31, 2025, which awards are based on metrics that are measured against peer performance, probable outcome as of 2025 fiscal year-end has been calculated using the most recently available data as of the date of this filing, which is based on results through September 30, 2025.

Item and Value Added (Deducted)	2025
For G. Janelle Frost:
- change in actuarial present value of pension benefits	NA
+ service cost of pension benefits	NA
+ prior service cost of pension benefits	NA
- SCT “Stock Awards” column value	$(896,500)
- SCT “Option Awards” column value	$—
+ year-end fair value of outstanding equity awards granted in Covered Year	$1,031,620
+/- change in fair value (from prior year-end to Covered Year-end) of outstanding equity awards granted in prior years that were outstanding as of Covered Year-end[4]	$279,008
+ vesting date fair value of equity awards granted and vested in Covered Year	$—
+/- change in fair value (from prior year-end to vesting date) of prior-year equity awards vested in Covered Year	$(31,345)
- prior year-end fair value of prior-year equity awards forfeited in Covered Year	$—
+ includable dividends/earnings on equity awards during Covered Year	$—
For Non-PEO Named Executive Officers (Average):
- change in actuarial present value of pension benefits	$—
+ service cost of pension benefits	$—
+ prior service cost of pension benefits	$—
- SCT “Stock Awards” column value	$(261,825)
- SCT “Option Awards” column value	$—
+ year-end fair value of outstanding equity awards granted in Covered Year	$301,287
+/- change in fair value (from prior year-end to Covered Year-end) of outstanding equity awards granted in prior years that were outstanding as of Covered Year-end	$(49,196)
+ vesting date fair value of equity awards granted and vested in Covered Year	$—
+/- change in fair value (from prior year-end to vesting date) of prior-year equity awards vested in Covered Year	$(15,259)
- prior year-end fair value of prior-year equity awards forfeited in Covered Year	$—
+ includable dividends/earnings on equity awards during Covered Year	$23,517

3.
For each Covered Year, our TSR was calculated as the yearly percentage change in our cumulative total shareholder return on our common stock, par value $0.01 per share, measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for a period beginning with the closing price of our common stock on the Nasdaq Stock Market on December 31, 2020 through and including the last day of the fiscal year covered (each one-year, two-year, three-year, four-year period, or five-year period the “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between the closing price of our common stock at the end versus the beginning of the Measurement Period divided by (b) the closing price of our common stock at the beginning of the Measurement Period. Each of these yearly percentage changes was then applied to a deemed fixed investment of $100 at the beginning of the Measurement Period to produce the Covered Year-end values of such investment as of the end of 2025, 2024, 2023, 2022, and 2021, as applicable. Because Covered Years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.
4.
For purposes of this pay versus performance disclosure, our peer group is the S&P 600 Property & Casualty Insurance Index (the PVP “Peer Group”). For each Covered Year, our peer group cumulative total shareholder return was calculated based on a deemed fixed investment of $100 through the Measurement Period, assuming dividend reinvestment for the PVP Peer Group.
5.
Net income is calculated in accordance with U.S. Generally Accepted Accounting Principles.
6.
Combined Ratio is calculated as the sum of: (1) incurred losses divided by net premiums earned; (2) underwriting expenses divided by net premiums earned; and (3) dividends to policyholders divided by net premiums earned.

The following charts provide, across the Covered Years, (1) illustrations of the relationships between (A) the CAP to the PEO and the average of the CAP to our non-PEO NEOs (in each case as set forth in the PVP Table above) and (B) each of the performance measures set forth in columns (f), (h) and (i) of the PVP Table above, and (2) a comparison between our TSR and the TSR of the PVP Peer Group.

Relationship of Compensation Actually Paid to Company Combined Ratio

Relationship of Compensation Actually Paid to Company Net Income

Relationship of Compensation Actually Paid to Total Shareholders Return

Relationship of Compensation Actually Paid to Company Combined Ratio
Compensation Actually Paid
3,000,000.00
2,500,000.00
2,000,000.00
1,500,000.00
1,000,000.00
500,000.00
-
Combined Ratio
92.0%
90.0%
88.0%
86.0%
84.0%
82.0%
80.0%
78.0%
2021
2022
2023
2024
2025
PEO CAP
Avg. Non-PEO CAP
Combined Ratio

Relationship of Compensation Actually Paid to Company Combined Ratio

Relationship of Compensation Actually Paid to Total Shareholder Return and Relationship of Total Shareholder Return to Peer Group Total Shareholders Return
Compensation Actually Paid
3,000,000.00
2,500,000.00
2,000,000.00
1,500,000.00
1,000,000.00
500,000.00
-
$180.00
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
2021
2022
2023
2024
2025
PEO CAP
Avg. Non-PEO CAP
Company TSR
Peer Group TSR

Relationship of Compensation Actually Paid to Company Net Income

Relationship of Compensation Actually Paid to Company Net Income
Compensation Actually Paid
3,000,000.00
2,500,000.00
2,000,000.00
1,500,000.00
1,000,000.00
500,000.00
-
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$0.00
Net income (dollars in millions)
2021
2022
2023
2024
2025
PEO CAP
Avg. Non-PEO CAP
Net Income

The following table lists the three financial performance measures that we believe represent the most important financial performance measures we used to link compensation actually paid to our NEOs for fiscal year 2025 to our performance:

Combined Ratio
Premium Written
Return on Equity

Certain Relationships and Related Transactions

Policy. The Company has adopted a written policy regarding the approval of any transaction or series of transactions in which the Company and a related party have an interest which would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the SEC. A related party is one of the Company’s executive officers, directors, director nominees, a person owning more than 5% of any class of the Company’s securities, an entity in which any of such persons is employed or is a partner or principal or an immediate family member of such a person. Under the Company's related party transactions policy, related party transactions involving $50,000 or more are required, when circumstances permit, to be submitted to and approved by the Audit Committee at a regular meeting held in advance of the transaction. The chair of the Audit Committee has the authority to approve related party transactions in circumstances in which the Company’s Chief Compliance Officer determines it is impracticable or undesirable to wait until the next regularly scheduled Audit Committee meeting. Aspects of proposed related party transactions to be considered in granting approval include whether the transaction benefits the Company, whether the goods or services in question are available from other sources and whether the terms of the proposed transaction are comparable to those available in transactions with unrelated third parties. No related party transactions reportable under Item 404 of Regulation S-K have taken place since January 1, 2025, and none are currently proposed.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2025, the 2022 Equity and Incentive Plan and the Non-Employee Director Restricted Stock Plan were the only compensation plans under which securities of the Company were authorized for issuance. These plans were approved by the Company’s shareholders. The Company has no equity compensation plans that have not been approved by its shareholders. The table provides information as of December 31, 2025.

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of common stock remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders	54,738	—	497,020(1)

__________

1.
Represents 59,512 shares of common stock available for issuance under the Non-Employee Director Restricted Stock Plan and 437,508 shares of common stock available for issuance under the 2022 Equity and Incentive Plan, in each case as of December 31, 2025, all of which are available for issuance with respect to awards other than option, warrants or rights, such as restricted stock.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

The tables below provide information regarding the beneficial ownership of the Company’s common stock as of April 16, 2026 for:

•
each of our current directors;
•
each of our named executive officers;
•
all of our current directors and executive officers as a group; and
•
each beneficial owner of more than five percent of the Company’s common stock.

The tables below list the number of shares and percentage of shares beneficially owned based on 18,703,771 shares of common stock outstanding as of April 16, 2026.

For purposes of this table, "beneficial ownership" (as defined in Rule 13d-3 of the Exchange Act) takes into account shares as to which the individual has voting or investment power as well as shares that may be acquired within 60 days (such as by receiving earned performance shares or the vesting of RSUs) and is different from beneficial ownership for purposes of Section 16 of the Exchange Act. As a result, the numbers below may differ from the numbers reported in forms filed pursuant to Section 16 (e.g., Form 4).

Directors and Executive Officers

Name of Beneficial Owner	Number of Shares/Units	Percentage of Outstanding Shares/Units
Michael J. Brown (1)	13,421	*
Teri G. Fontenot (1)	11,668	*
Philip A. Garcia (1)(2)	24,903	*
Billy B. Greer (1)	6,521	*
Jared A. Morris (1)(3)	84,088	*
Randall E. Roach (1)	16,522	*
Sean M. Traynor (1)	15,986	*
G. Janelle Frost	129,531	*
Vincent J. Gagliano	31,523	*
Anastasios G. Omiridis	—	*
Kathryn H. Shirley	24,751	*
Raymond F. Wise	6,561	*
All current directors and executive officers as a group (11 persons) (4)	365,475	1.95%

__________

* Less than 1%.

1.
Includes 1,636 shares of restricted stock granted on the date of our 2025 annual meeting of shareholders pursuant to our Non-Employee Director Plan. Each director has sole voting power but no dispositive power with respect to these shares. These shares vest on the date of the Annual Meeting.
2.
Includes 24,903 shares beneficially owned through a revocable trust, of which Mr. Garcia is the sole trustee.
3.
Includes 61,353 shares beneficially owned through a trust, of which Mr. Morris is a trustee.
4.
Includes shares of restricted common stock for which the directors have sole voting power but no dispositive power as follows: all directors as a group (11,452 shares). Excludes Mr. Omiridis who resigned effective November 30, 2025.

Five Percent Holders

The following table sets forth information regarding the number and percentage of shares of our common stock held by all persons and entities who are known by the Company to beneficially own five percent or more of the Company’s outstanding common stock. The information regarding beneficial ownership of our common stock by the entities identified below is included in reliance on the most recent Schedule 13D or 13G filed with the SEC by such entity, except that the percentages are based upon the Company’s calculations made in reliance upon the number of shares reported to be beneficially owned by such entity in such report and the number of shares of our common stock outstanding on April 16, 2026.

Name of Beneficial Owner	Number of Shares	Percentage of Outstanding Shares
Blackrock, Inc (1)	2,903,797	15.5%
Neuberger Berman Group LLC (2)	1,851,865	9.9%

__________

1.
According to an amended Schedule 13G/A filed on April 25, 2025 by Blackrock, Inc. (“Blackrock”), Blackrock has sole voting power with respect to 2,869,941 shares of common stock and sole dispositive power with respect to 2,903,797 shares of our common stock. The address for Blackrock is 55 E. 52nd Street, New York, New York 10022.
2.
According to a Schedule 13G filed on February 12, 2024 by Neuberger Berman Group LLC (“Neuberger”), Neuberger has shared voting power with respect to 1,825,741 shares of our common stock and shared dispositive power with respect to 1,851,865 shares of our common stock. The address for Neuberger is 1290 Avenue of the Americas, New York, New York 10104.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2025, Mr. Brown, Mr. Garcia, Mr. Greer, Mr. Morris, Mr. Roach and Mr. Traynor served as members of the Compensation Committee. No member of the Compensation Committee (1) was, during the fiscal year ended December 31, 2025, or had previously been, an officer or employee of the Company or (2) had any material interest in a transaction of the Company or a business relationship with, or any indebtedness to, the Company. None of our executive officers have served as members of a board of directors or compensation committee of any other entity that has an executive officer serving as a member of our Board or Compensation Committee.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of five independent directors and operates under a written charter adopted by the Board of Directors and reviewed annually by the Audit Committee. The Board determined that Ms. Fontenot, Mr. Brown, Mr. Garcia, Mr. J. Morris and Mr. Roach each meet the requirements of "audit committee financial expert" as defined by SEC rules. The Audit Committee's charter is available on the Company's website in the Investor section of the Company's website (www. amerisafe.com). The Audit Committee is responsible for the appointment, compensation and oversight of the independent registered public accounting firm. In 2025, the Audit Committee again selected E&Y as the Company’s independent registered public accounting firm. The Audit Committee considered E&Y's qualifications and work quality, as well as the quality of personnel assigned to our audit, in making the appointment.

Management is responsible for the Company’s system of internal controls over financial reporting and for preparing its financial statements. During 2025, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles and reviewed significant accounting and disclosure issues with the Audit Committee. The Company’s independent registered public accounting firm, E&Y, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), and to issue a report thereon. The Audit Committee is responsible for overseeing management’s conduct of the financial reporting process and system of internal control. The Audit Committee also oversees the Company’s internal audit department, approving its audit plans, reviewing its reports, and evaluating its performance. The Audit Committee monitors “whistleblower” activity under Section 806 of the Sarbanes-Oxley Act of 2002, receiving reports through the Company’s toll-free whistleblower “hotline.”

The Audit Committee reviewed and discussed with both management and the Company’s independent registered public accounting firm the audited financial statements of the Company for the year ended December 31, 2025. Additionally, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee also discussed with E&Y the challenging, subjective or complex judgments made by the Company in its financial statements. The Audit Committee discussed the critical accounting matter related to the Company’s judgments in the valuation of Loss and Loss Adjustment Reserves and how E&Y addressed the uncertainties related to those judgments in their audit. The Audit Committee also discussed with its independent registered public accounting firm matters relating to its independence and received the written disclosures and letter from E&Y regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee evaluates the performance of E&Y, in their audit of the Company, and believes E&Y performs an effective audit of the Company.

Taking all of these reviews and discussions into account, all of the Audit Committee members, whose names are listed below and who served as members of the Audit Committee during 2025 recommended to the Board that it (a) approve the inclusion of the Company’s audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2025 for filing with the SEC and (b) accept management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting.

Members of the Audit Committee

Philip A. Garcia (Chair)	Michael J. Brown	Teri G. Fontenot	Jared A. Morris	Randall E. Roach

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Non-Audit Fees. The following table presents fees for audit services rendered by E&Y for the audit of the Company’s annual financial statements for 2025 and 2024. No other fees for other services were rendered by E&Y for 2025 or 2024.

	2025	2024
Audit fees (1)	$1,746,000	$1,691,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

__________

1.
Audit fees consist principally of fees for the audit of the Company’s consolidated financial statements, reviews of the Company’s quarterly financial information, and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

Pre-Approval Policies and Procedures. The Audit Committee’s policy is to pre-approve all audit, audit-related and permitted non-audit services provided to the Company by its independent registered public accounting firm (except for items exempt from pre-approval requirements under applicable laws and rules). This policy authorizes the Chair of the Audit Committee, in his discretion, to pre-approve non-audit services on an interim basis, between regularly scheduled meetings of the Audit Committee. All audit and non-audit services for 2025 were pre-approved by the full committee (or, as applicable, approved by the Chair and ratified by the Audit Committee) in accordance with this policy.

SHAREHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING OF SHAREHOLDERS

In order to be included in our proxy materials for our 2027 annual meeting of shareholders, a shareholder proposal must be received in writing by the Company at 2301 Highway 190 West, DeRidder, Louisiana 70634 by December 28, 2026 and otherwise comply with all applicable requirements of the SEC's rules for shareholder proposals.

Any shareholder who desires to bring a proposal before an annual meeting of shareholders without having the proposal included in our proxy materials must comply with the advance notice requirements of our bylaws, including the information requirements and timeliness provisions therein. Under our bylaws, to be timely, for purposes of our 2027 annual meeting of shareholders, notice of a shareholder proposal (other than a notice nominating a director candidate) must be received by our Secretary at the above address no later than March 12, 2027.

Any shareholder who desires to nominate a director candidate for election at an annual meeting of shareholders must comply with the advance notice requirements of our bylaws, including the information requirements and timeliness provisions therein. Under our bylaws, to be timely, a notice nominating a director candidate for election at our 2027 annual meeting of shareholders must be received by our Secretary at the above address no later than January 27, 2027.

In addition to satisfying the foregoing requirements under our bylaws, including the notice deadlines set forth above, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act to comply with the universal proxy rules.

OTHER MATTERS

The Board does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that any proxies will be voted in accordance with the judgment of the persons voting the proxy.

By Order of the Board of Directors,

Kathryn H. Shirley

Executive Vice President,

Chief Administrative Officer and Secretary

DeRidder, Louisiana

April 24, 2026

APPENDIX A

CERTIFICATE OF FORMATION

OF

AMERISAFE, INC.

As Amended and Restate on

June ~~15~~[•], 20~~10~~26

ARTICLE I

NAME

The name of the Corporation is AMERISAFE, Inc.

ARTICLE II

ENTITY TYPE

The Corporation is a for-profit corporation.

ARTICLE III

PURPOSE

The purpose for which the Corporation is organized is to conduct any and all lawful business for which a corporation may be organized under the Texas Business Organizations Code (the "TBOC").

ARTICLE IV

CAPITALIZATION

Section 4.1. Authorized Capital Stock.

The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 60,000,000 shares, consisting of (1) 10,000,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock") and (2) 50,000,000 shares of Common Stock, $.01 par value (the "Common Stock"). All cross-references in each subdivision of this Article IV refer to other paragraphs in such subdivision unless otherwise indicated.

Section 4.2. Preferred Stock

The Board of Directors of the Corporation is authorized, subject to any limitations prescribed by the TBOC, to provide for the issuance of shares of Preferred Stock in one or more series, and, by filing a statement pursuant to the applicable law of the State of Texas (a "Statement of Designation"), to establish from time to time the number of shares to be included in each such series, to fix and determine the designations, preferences, limitations and relative rights, including voting rights, and to increase (but not above the total number of authorized shares of the class) or decrease the number of shares of any such series (but not below the number of shares of such series then issued), each of the foregoing as established pursuant to a resolution adopted by the Board of Directors of the Corporation and as provided in the TBOC.

In the case the number of shares of any series shall be decreased in accordance with the foregoing sentence, then the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares in such series.

Any new series of Preferred Stock may be fixed and determined as provided herein by the Board of Directors of the Corporation without approval of the holders of any class of the capital stock of the Corporation or any series thereof, and any such new series of Preferred Stock shall have such designations, preferences, limitations and relative rights, including voting rights.

Section 4.3. Common Stock.

Except as otherwise provided herein or as otherwise required by law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same powers, rights and privileges, subject to the same qualifications, limitations and restrictions. The powers, rights and privileges, and the qualifications, limitations and restrictions thereof in respect of the Common Stock are as set forth below:

(a) Voting Rights. Except as otherwise provided herein or as otherwise required by law, each holder of outstanding shares of Common Stock shall be entitled to vote on all matters on which the shareholders of the Corporation shall be entitled to vote, and each such holder of Common Stock shall be entitled to one vote on such matters for each share of such stock held by such holder.

(b) Dividends. Subject to the prior rights of the holders of Preferred Stock, the Board of Directors of the Corporation may cause dividends to be paid to holders of shares of Common Stock out of funds legally available for the payment of dividends. Any dividend or distribution shall be payable ratably on all shares of Common Stock; provided, however, that in the case of dividends payable in shares of common stock of the Corporation, or options, warrants or rights to acquire shares of such common stock, or securities convertible into or exchangeable for shares of such common stock, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire or securities convertible into or exchangeable for, Common Stock.

(c) Liquidation. In the event of any Liquidation Event, after payment shall have been made to holders of the Preferred Stock of the full amounts to which they shall be entitled as stated and expressed herein or as may be stated and expressed pursuant hereto, the holders of Common Stock shall be entitled, to the exclusion of such holders of Preferred Stock, to share ratably based upon the number of shares of Common Stock held by them in all remaining assets of the Corporation available for distribution to its shareholders.

ARTICLE V

REGISTERED OFFICE

The street address of the Corporation's registered office is as follows:

~~350 N. St. Paul, Suite 2900~~ 211 E. 7th St., Suite 620

~~Dallas~~ Austin, Texas ~~75201~~ 78701

ARTICLE VI

REGISTERED AGENT

The name of the Corporation's registered agent at the Corporation's registered office is ~~CT Corporation System~~ Corporation Service Company.

~~ARTICLE VII~~

~~DIRECTORS~~

~~The names of the current Directors of the Corporation are:~~

~~C. Allen Bradley, Jr.~~

~~Philip A. Garcia~~

~~Jared A. Morris~~

~~Millard E. Morris~~

~~Daniel Phillips~~

~~Randy Roach~~

~~Sean M. Traynor~~

~~Austin P. Young III~~

~~The address of each of the Directors is 2301 Highway 190 West, DeRidder, Louisiana, 70634.~~

ARTICLE ~~VIII~~VII

DENIAL OF PRE-EMPTIVE RIGHTS

The statutory right of any shareholder of the Corporation to exercise preemptive rights to acquire additional, unissued or treasury shares of the Corporation or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of the Corporation is hereby denied.

ARTICLE ~~IX~~VIII

NON-CUMULATIVE VOTING

Cumulative voting is expressly prohibited.

ARTICLE ~~X~~IX

BYLAWS

The power to amend or repeal the Bylaws or to adopt new Bylaws shall be vested in either the shareholders or the Board of Directors of the Corporation, subject to the shareholders providing in amending, repealing or adopting a particular Bylaw that it may not be amended or repealed by the Board of Directors of the Corporation.

ARTICLE ~~XI~~X

ELECTION OF DIRECTORS

Section ~~11.1~~10.1. Number of Directors. The number of Directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation.

Section ~~11.2~~10.2. Classified Board of Directors. The Directors shall be classified, with respect to the time for which they severally hold office, into three classes, each class to be as nearly equal in number as possible, as determined by the Board of Directors. At each annual meeting of the shareholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by a plurality of the votes cast by holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

Section ~~11.3~~10.3. Shareholder Nomination of Director Candidates and Introduction of Business. Advance notice of shareholder nominations for the election of Directors and advance notice of business to be brought by shareholders before an annual meeting shall be given in the manner provided in the Bylaws of the Corporation.

Section ~~11.4~~10.4. Decrease in Number of Directors. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.

Section ~~11.5~~10.5. No Requirement of Written Ballot. The election of the Directors may be conducted in any form adopted by the Board of Directors and need not be by written ballot. In the event, however, that a majority of the shareholders vote to require written ballots, written ballots shall be used.

ARTICLE ~~XII~~XI

SPECIAL MEETING OF SHAREHOLDERS

Special meeting of the shareholders, unless otherwise prescribed by statute, may be called by the Chairman of the Board of Directors of the Corporation or the President and shall be called by the Secretary upon written request, stating the purpose or purposes therefor, by a majority of the whole Board of Directors or by the holders of at least 25% of the ~~combined voting power of the~~ Corporation's then-outstanding ~~securities~~ shares of capital stock entitled to vote ~~generally in the election of directors of the Corporation~~ at such special meeting.

ARTICLE ~~XIII~~XII

INDEMNIFICATION

Each person who is or was a Director or officer of the Corporation, or while a Director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, employee benefit plan, other enterprise or other entity, shall be indemnified by the Corporation to the fullest extent that a corporation is required or permitted to grant indemnification to such person under the TBOC, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. The right to indemnification under this Article XII~~I~~ shall extend to the heirs, executors, administrators and estate of any such Director or officer. The right to indemnification provided in this Article XII~~I~~ (a) will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, including without limitation, pursuant to any bylaw, agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office; and (b) will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the adoption of this Article XII~~I.~~ Without limiting the generality or the effect of the foregoing, the Corporation may adopt bylaws or enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article XII~~I~~ to the extent provided by applicable laws. Any amendment or repeal of this Article XII~~I~~ shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

ARTICLE ~~XIV~~XIII

NO MONETARY LIABILITY OF DIRECTORS OR OFFICERS TO SHAREHOLDERS

To the fullest extent permitted by the TBOC, as the same may be amended from time to time, or any other applicable laws presently or hereafter in effect, no Director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a Director or officer of the Corporation. If the TBOC is hereafter amended to authorize, with the approval of a corporation's shareholders, further elimination of the liability of a corporation's directors or officers for or with respect to any acts or omissions in the performance of their duties as directors or officers of a corporation, then a Director or officer of the Corporation shall not be liable for any such acts or omissions to the fullest extent permitted by the TBOC, as so amended. Any repeal or modification of this Article ~~XIV~~XIII shall not adversely affect any right or protection of a Director or officer of the Corporation existing immediately prior to such repeal or modification.

ARTICLE ~~XV~~XIV

AMENDMENT

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Formation, and any other provisions authorized by the laws of the State of Texas at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, Directors or any other persons whomsoever by and pursuant to this Certificate of Formation in its present form or as hereafter amended are granted subject to the right reserved in this Article ~~XV~~ XIV; provided, however, that any amendment or repeal of Article XII~~I~~ or Article ~~XIV~~XIII of this Certificate of Formation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

ARTICLE ~~XVI~~XV

SHAREHOLDER ACTION BY WRITTEN CONSENT

Any action required by the TBOC, as the same may be amended from time to time, to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR each of the following:
1. Election of Directors	☐	☐	☐
Nominees
1) Michael J. Brown 2) G. Janelle Frost
3) Sean M. Traynor
The Board of Directors recommends you vote FOR proposal 2.	For	Against	Abstain

2. To approve, on an advisory basis, the compensation of the Company's named executive officers as described in the Proxy Statement.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3.	For	Against	Abstain

3. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2026.	☐	☐	☐		NOTE: Such other business as may the meeting or any adjournment thereof.

The Board of Directors recommends you vote FOR proposal 4.	For	Against	Abstain

4. Approval of amendment to the Company's Certificate of Formation to provide for officer exculpation.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 5.	For	Against	Abstain

5. Approval of amendments to the Company's Certificate of Formation to make technical and conforming changes.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on June 10, 2026:

The Notice & Proxy Statement and AR/10K Wrap are available at www.proxyvote.com.

AMERISAFE, INC.

Annual Meeting of Shareholders

June 10, 2026 9:00 a.m.

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Vincent J. Gagliano and Kathryn H. Shirley, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all of the shares of AMERISAFE, Inc. Common Stock that the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held at 2301 Highway 190 West, DeRidder, Louisiana on June 10, 2026 or any adjournment thereof, with all powers that the undersigned would possess if present at the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side